UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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Philip Morris International Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(4)	Date Filed: March 26, 2009

PHILIP MORRIS INTERNATIONAL INC.

LOUIS C. CAMILLERI	120 PARK AVENUE
CHAIRMAN OF THE BOARD	NEW YORK, NEW YORK 10017

March 26, 2009

Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2009 Annual Meeting of Stockholders of Philip Morris International Inc. This, our first annual meeting, will be held on Tuesday, May 5, 2009 at 9:00 a.m., in the Empire State Ballroom at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017.

At this year’s meeting, we will vote on the election of nine directors, the ratification of PricewaterhouseCoopers SA’s selection as the Company’s independent auditors and the approval of eligibility, business criteria for awards and award limits under the Philip Morris International Inc. 2008 Performance Incentive Plan. There will also be a report on the Company’s business, and stockholders will have an opportunity to ask questions.

We anticipate that a large number of stockholders will attend the meeting. Because seating is limited, you may bring only one immediate family member as a guest. To attend the meeting, you must present an admission ticket and government-issued photographic identification. Please note that you must submit a request for an admission ticket. To request an admission ticket, please follow the instructions set forth on page 2 in response to question 4.

The meeting facilities will open at 7:30 a.m. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting are requested to write to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017. For your comfort and security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, laptops, video and still cameras, pagers and pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules. While they may seem strict to some, they assist us in conducting a safe and orderly meeting and are in everyone’s interest.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet. This year, we are pleased to take advantage of the new U.S. Securities and Exchange Commission rule that permits companies to furnish their proxy materials over the Internet. As a result, we are mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access our proxy statement and 2008 Annual Report to Stockholders and vote online or request paper copies of proxy materials. Those stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. By furnishing this Notice, we are lowering costs and reducing the environmental impact of our Annual Meeting.

Your vote is important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting, please call 1-866-713-8075

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, NY 10017

NOTICE OF 2009 ANNUAL MEETING OF

STOCKHOLDERS OF PHILIP MORRIS INTERNATIONAL INC.

TIME:	9:00 a.m. on Tuesday, May 5, 2009

PLACE:	Empire State Ballroom
Grand Hyatt New York
109 East 42nd Street
New York, New York

ITEMS OF BUSINESS:	1) To elect nine directors.

2) To ratify the selection of PricewaterhouseCoopers SA as independent auditors for the Company for the fiscal year ending December 31, 2009.

3) To approve eligibility, business criteria for awards and award limits under the Philip Morris International Inc. 2008 Performance Incentive Plan.

4) To transact other business properly coming before the meeting.

WHO CAN VOTE:	Stockholders of record on March 10, 2009.

2008 ANNUAL REPORT:	A copy of our 2008 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to stockholders on or about March 26, 2009.

G. Penn Holsenbeck
Corporate Secretary

March 26, 2009

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

PLEASE NOTE THAT YOU MUST SUBMIT A REQUEST FOR AN ADMISSION TICKET. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 2 IN RESPONSE TO QUESTION 4.

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on May 5, 2009

The Company’s Proxy Statement and 2008 Annual Report to Stockholders are available at www.pmintl.com/investors.

PHILIP MORRIS INTERNATIONAL INC.

120 PARK AVENUE

NEW YORK, NEW YORK 10017

March 26, 2009

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2009

Our Board of Directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2009 Annual Meeting of Stockholders of Philip Morris International Inc. (the “Company”) at 9:00 a.m., in the Empire State Ballroom at the Grand Hyatt New York, 109 East 42nd Street, New York, New York. The proxies also may be voted at any adjournments or postponements of the meeting.

We are first sending the proxy materials to stockholders on or about March 26, 2009.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

Only stockholders of record of shares of common stock at the close of business on March 10, 2009 (the “Record Date”) are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each stockholder of record on the Record Date is entitled to one vote for each share of common stock held. On March 10, 2009, there were 1,983,099,833 shares of common stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Louis C. Camilleri and Charles R. Wall have been designated as proxies for the 2009 Annual Meeting of Stockholders.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the 2009 Annual Meeting of Stockholders is March 10, 2009. The Record Date is established by the Board of Directors as required by Virginia law. Stockholders of record (registered stockholders and street name holders) at the close of business on the Record Date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 15 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.	HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must request an admission ticket. Because seating is limited, you may bring only one immediate family member as a guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for an admission ticket by Friday, April 17, 2009, by mailing or faxing a request to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017, facsimile: 1-877-744-5412 (from within the United States) or 1-917-663-2244 (from outside the United States). Please include the following information:

-	your name and mailing address;
-	whether you need special assistance at the meeting;
-	the name of your immediate family member, if one will accompany you; and
-	if your shares are held for you in the name of your broker or bank, evidence of your stock ownership (such as a letter from your broker or bank or a photocopy of a current brokerage or other account statement) as of March 10, 2009.

5.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)    In Writing:    All stockholders of record can vote by mailing their completed and signed proxy card (in the case of registered stockholders) or their completed and signed vote instruction form (in the case of street name holders).

(b)    By Telephone and Internet Proxy:     All registered stockholders of record also can vote their shares of common stock by touchtone telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

(c) In	Person: All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

6.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)    giving written notice to the Corporate Secretary of the Company;

(b)    delivering a later-dated proxy; or

(c)    voting in person at the meeting.

7.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We have established and will maintain a practice of holding the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2010 Annual Meeting of Stockholders, stockholders may:

(a)    vote in favor of a nominee;

(b)    vote against a nominee; or

(c)    abstain from voting on a nominee.

Directors will be elected by a majority of the votes cast. A majority of the votes cast means that a number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that nominee. Any director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee shall consider the offer and recommend to the Board whether to accept or reject the offer. The full Board will consider all factors it deems relevant to the best interests of the Company, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of the election results.

The Board recommends a vote “FOR” all of the nominees.

9.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS SA, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

When voting on the ratification of the selection of PricewaterhouseCoopers SA as independent auditors for the Company, stockholders may:

(a)    vote in favor of the ratification;

(b)    vote against the ratification; or

(c)    abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

10.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF ELIGIBILITY, BUSINESS CRITERIA FOR AWARDS AND AWARD LIMITS UNDER THE PHILIP MORRIS INTERNATIONAL INC. 2008 PERFORMANCE INCENTIVE PLAN AND WHAT VOTE IS NEEDED TO APPROVE THESE PROVISIONS?

When voting on the approval of eligibility, business criteria for awards and award limits under the 2008 Performance Incentive Plan, stockholders may:

(a)    vote in favor of these provisions;

(b)    vote against these provisions; or

(c)    abstain from voting on these provisions.

Eligibility, business criteria for awards and award limits under the 2008 Performance Incentive Plan will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

11.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of PricewaterhouseCoopers SA and FOR the approval of eligibility, business criteria for awards and award limits under the 2008 Performance Incentive Plan.

12.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 10, 2009. Each share of common stock is entitled to one vote. As of March 10, 2009, the Company had 1,983,099,833 shares of common stock outstanding.

13.	HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

14.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or you can reach Computershare at 1-877-745-9350 (from within the United States or Canada) or 1-781-575-4310 (from outside the United States or Canada).

15.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors, the ratification of the selection of PricewaterhouseCoopers SA as independent auditors of the Company, and approval of eligibility, business criteria for awards and award limits under the 2008 Performance Incentive Plan, are considered routine matters for which brokerage firms may vote unvoted shares. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

16.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

17.	MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer stockholders’ questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, stockholders will be limited to two (2) minutes. Stockholders may speak a second time only after all others who wish to speak have had their turn. When speaking, stockholders must direct questions and comments to the Chairman and confine their remarks to matters that relate directly to the business of the meeting.

18.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 10, 2009, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

BOARD OF DIRECTORS

Board of Directors

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment in the best interests of the Company.

The Board holds regular meetings typically during the months of February, March, May, June, September, November and December, and special meetings are held when necessary. The organizational meeting follows immediately after the Annual Meeting of Stockholders. The Board held six meetings in 2008. The Board meets in executive session at every Board meeting. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2008, all nominees for director attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served.

The Board has adopted Corporate Governance Guidelines, which are attached to this proxy statement as Exhibit A. In addition, the Company has adopted The Philip Morris International Code of Conduct, which applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, as well as a Code of Business Conduct and Ethics (the “Director Code”) that applies to the members of the Company’s Board. The Board has also adopted a policy with regard to reviewing certain transactions in which the Company is a participant and an officer, director or nominee for director has, had or may have a direct or indirect material interest. All of these documents are available free of charge on the Company’s Web site, www.pmintl.com/governance, and will be provided free of charge to any stockholder requesting a copy by writing to: Corporate Secretary, Philip Morris International Inc., 120 Park Avenue, New York, New York 10017.

The information on the Company’s Web site is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Presiding Director

The non-management directors annually elect at the organizational meeting one independent director to be the Presiding Director. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;
•	Call meetings of the non-management directors as he or she deems necessary;
•	Serve as liaison between the Chairman and the non-management directors;
•	Approve agendas and schedules for Board meetings;
•	Advise the Chairman of the Board’s informational needs and approve information sent to the Board;
•

Together with the Chairman of the Compensation and Leadership Development Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and

•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

Lucio A. Noto currently serves as the Presiding Director.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Philip Morris International Inc., 120 Park Avenue, New York, New York 10017. The non-management directors have established the following procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Committees of the Board

The Board has established various separately-designated standing committees of the Board (the “Committees”) to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendations of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees and these charters are attached as Exhibits to this proxy statement and are available on the Company’s Web site at www.pmintl.com/governance. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Its responsibilities are set forth in the Audit Committee Charter, which is included as Exhibit B of this proxy statement. As set forth in more detail in the Audit Committee Charter, the Audit Committee’s responsibility is to assist the Board of Directors in its oversight of (i) the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent auditors, (iii) the internal control function and (iv) the Company’s compliance with legal and regulatory requirements. The Audit Committee also provides an avenue of communication among management, the independent auditors, the internal auditors, the chief compliance officer and the Board. The Audit Committee is also responsible for preparing the Audit Committee Report that the SEC rules require to be included in the Company’s proxy statement. The Committee was established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934. It met seven times in 2008. During 2008, the members of the Committee were Lucio A. Noto (Chair); Mathis Cabiallavetta; J. Dudley Fishburn; Sergio Marchionne; and Stephen M. Wolf. See pages 57 to 58 for further matters related to the Audit Committee, including its Report for the year 2008.

The Board has determined that all members of the Audit Committee are financially literate and that Lucio A. Noto is an “audit committee financial expert” within the meaning set forth in the regulations of the Securities and Exchange Commission. No member of the Audit Committee received any payments in 2008 from Philip Morris International Inc. or its subsidiaries other than compensation received as a director of Philip Morris International Inc.

The Compensation and Leadership Development Committee consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are set forth in the Compensation and Leadership Development Committee Charter, which is included as Exhibit C of this proxy statement. This Committee met three times in 2008. During 2008, the members of the Committee were: Stephen M. Wolf (Chair); Harold Brown; J. Dudley Fishburn; Graham Mackay; and Sergio Marchionne. See pages 18 through 20 for further matters related to the Compensation and Leadership Development Committee, including a discussion of its procedures and its report on the Compensation Discussion and Analysis appearing on pages 21 through 56.

The Finance Committee has the responsibilities set forth in the Finance Committee Charter, which is included as Exhibit D of this proxy statement. The Committee monitors the financial condition of the Company, oversees the sources and uses of cash flow, capital structure and resulting financial needs, and advises the Board with respect to dividend policy, share repurchase programs and other financial matters. This Committee met three times in 2008. During 2008, the members of the Committee were: Mathis Cabiallavetta (Chair); Harold Brown; Graham Mackay; Lucio A. Noto; and Carlos Slim Helú.

The Nominating and Corporate Governance Committee consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. This Committee has the responsibilities set forth in the Nominating and Corporate Governance Committee Charter, which is included as Exhibit E of this proxy statement. As set forth in more detail in the Nominating and Corporate Governance Charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members consistent with the criteria approved by the Board and recommend a slate of nominees for election at each annual meeting of stockholders, make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees, advise the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles, and oversee the self-evaluation process of the Board and its Committees. This Committee met two times in 2008. During 2008, the members of the Committee were: J. Dudley Fishburn (Chair); Mathis Cabiallavetta; Sergio Marchionne; and Stephen M. Wolf. See page 9 for a description of the process the Nominating and Corporate Governance Committee follows in nominating directors.

The Product Innovation and Regulatory Affairs Committee has the responsibilities set forth in the Product Innovation and Regulatory Affairs Committee Charter, which is included as Exhibit F of this proxy statement. As set forth in more detail in its charter, the Committee monitors and reviews the development of new product strategies, key legislative, regulatory and public policy issues and trends affecting the Company and progress on societal alignment issues. This Committee met two times in 2008. During 2008, the members of the Committee were: Harold Brown (Chair); Mathis Cabiallavetta; J. Dudley Fishburn; Graham Mackay; Carlos Slim Helú; and Stephen M. Wolf.

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes (e.g., financial experience, global business experience) as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. From time to time, the Committee also retains search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Committee. Our By-Laws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2010 Annual Meeting.”

The Nominees

It is proposed that nine directors, seven of whom are independent directors, be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Mr. Mackay was elected to the Board in October 2008. The nominees were identified and proposed as candidates for service on the Board by the Nominating and Corporate Governance Committee.

Independence of Nominees

The Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Harold Brown, Mathis Cabiallavetta, J. Dudley Fishburn, Graham Mackay, Sergio Marchionne, Lucio A. Noto, and Stephen M. Wolf. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance Guidelines, which is attached to this proxy statement as Exhibit A and is also available at www.pmintl.com/governance. Each of the above-named nominees qualifies as independent under these standards. In making its affirmative determination that Mr. Marchionne is independent, the Nominating and Corporate Governance Committee considered the fact that the Company has a sponsorship agreement with Ferrari, a majority-owned subsidiary of Fiat. The amounts involved in the sponsorship agreement fall significantly below 2% of Fiat’s consolidated gross revenues, the threshold that, if exceeded, would preclude a determination of director independence under the Company’s categorical standards of director independence. The sponsorship agreement with Ferrari dates back to 1984, well before Mr. Marchionne became CEO of Fiat in 2004, and extends until 2014. The agreement and its renewals have been negotiated on an arms-length basis with executives of Ferrari, and Mr. Marchionne has not been involved in any aspect of the negotiations or the agreement. In making its affirmative determination that Messrs. Cabiallavetta and Noto are independent, the Nominating and Corporate Governance Committee considered the fact that immediate family members (as defined in Related Persons Transactions and Code of Conduct attached as Exhibit G hereto) of Mr. Cabiallavetta and Mr. Noto are employed by entities with which the Company or its subsidiaries do business in the ordinary course on terms comparable to those provided to unrelated third parties and that no immediate family member is involved in or directly benefits from such business. The Committee determined that none of these transactions created a direct or indirect material benefit to the directors.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s By-Laws to reduce the number of directors.

Harold Brown Counselor, Center for Strategic and International Studies, Washington, DC Director since 2008 Age: 81	Dr. Brown has been a Counselor at the Center for Strategic and International Studies since 1992. He was a partner of Warburg Pincus, a leading private equity firm, from 1990 until he retired from the firm in January 2007. Previously, he was Chairman of the Foreign Policy Institute at The Johns Hopkins University School of Advanced International Studies. Dr. Brown is President Emeritus of the California Institute of Technology and served as Secretary of Defense for the United States from 1977 through 1981. Dr. Brown is a member of the board of directors of Evergreen Holdings, Inc. and is an emeritus trustee of the California Institute of Technology, of the Trilateral Commission (North America) and of the RAND Corporation. Dr. Brown served as a director of Altria Group, Inc. from 1983 to April 2003, and again from December 2004 to March 2008. Dr. Brown is Chair of the Product Innovation and Regulatory Affairs Committee and a member of the Compensation and Leadership Development and Finance Committees.

Mathis Cabiallavetta Vice Chairman Swiss Reinsurance Company Ltd., Zurich, Switzerland Director since 2008 Age: 64	Mr. Cabiallavetta became Vice Chairman of Swiss Reinsurance Company Ltd. in March 2009, having been a director since September 2008. He is also a director of BlackRock, Inc. Previously, Mr. Cabiallavetta was Vice Chairman of Marsh & McLennan (“MMC”) and Chairman of MMC International until September 2008. From 2000 to 2004, he served as a director of MMC. Prior to joining MMC, Mr. Cabiallavetta was Chairman of Union Bank of Switzerland AG, which he joined in 1971. Mr. Cabiallavetta is also Chairman of the MMC International Advisory Board and a member of the Advisory Board of General Atlantic Partners. From 2002 to 2008, Mr. Cabiallavetta served as a director of Altria Group, Inc. He is Chair of the Finance Committee and a member of the Audit, Nominating and Corporate Governance and Product Innovation and Regulatory Affairs Committees.

Louis C. Camilleri Chairman and Chief Executive Officer Director since 2008 Age: 54	Mr. Camilleri is our Chairman and Chief Executive Officer. Previously, he was Chairman and Chief Executive Officer of Altria Group, Inc., positions he had held since August 2002 and April 2002, respectively. From November 1996 to April 2002, he served as Senior Vice President and Chief Financial Officer of Altria Group, Inc. He had been employed continuously by Altria Group, Inc. and its subsidiaries (including Philip Morris International Inc.) in various capacities since 1978. Mr. Camilleri was a director of Kraft Foods Inc. from March 2001 to December 2007 and was Kraft’s Chairman from September 2002 to March 2007.

J. Dudley Fishburn Director, HSBC Bank plc (UK), United Kingdom Director since 2008 Age: 62	Mr. Fishburn was a Conservative Member of Parliament in the United Kingdom from 1988 to 1997 and also served as a Parliamentary private secretary in the administrations of Prime Ministers Margaret Thatcher and John Major. Prior to entering Parliament, Mr. Fishburn was Executive Editor of The Economist for nine years. Mr. Fishburn serves as a director of HSBC Bank plc (UK), Henderson Smaller Companies Investment Trust plc (UK), and Beazley Group plc. He served as a director of Altria Group, Inc. from 1999 to March 2008. He is a trustee of the Liver Research Trust and the Peabody Housing Trust. Mr. Fishburn is Chair of the Nominating and Corporate Governance Committee and a member of the Audit, Compensation and Leadership Development and Product Innovation and Regulatory Affairs Committees.

Graham Mackay Chief Executive, SABMiller plc, United Kingdom Director since 2008 Age: 59	Mr. Mackay joined SABMiller plc, the world’s second largest beer brewer, in 1978 and has held a number of senior positions in the SABMiller Group, including Executive Chairman of the beer business in South Africa. He was appointed Group Managing Director in 1997 and Chief Executive of South African Breweries plc upon its listing on the London Stock Exchange in 1999. He is the Senior Non-Executive Director of Reckitt Benckiser Group plc. Mr. Mackay serves on the Compensation and Leadership Development, Finance and Product Innovation and Regulatory Affairs Committees.

Sergio Marchionne Chief Executive Officer, Fiat S.p.A., Italy Director since 2008 Age: 56	Mr. Marchionne has been Chief Executive Officer of Fiat S.p.A. since June 2004, on whose Board of Directors he has served since May 2003. He is also Chief Executive Officer of Fiat Group Automobiles S.p.A., Fiat’s car division, since February 2005 and Chairman of CNH Case New Holland, Fiat’s agricultural and construction equipment division, since April 2006 and a director since July 2004. Mr. Marchionne has been a member of the Board of SGS S.A. since May 2001, serving as the Chief Executive and Managing Director from 2002 to 2004 and became Chairman in March 2006. Mr. Marchionne has been a member of the Board of Directors of UBS since April 2007 and, in 2008, he was appointed non-executive Vice Chairman and Senior Independent Director. He is also a member of the Board of Directors of ACEA (European Automobile Manufacturers Association), which he Chaired in 2006 and 2007, General Councils of Confindustria and Assonime, and a permanent member of the Fondazione Giovanni Agnelli. Mr. Marchionne is a chartered accountant and lawyer who, since beginning his career in 1983, has held executive positions at several firms prior to assuming his current positions. Mr. Marchionne serves on the Audit, Compensation and Leadership Development and Nominating and Corporate Governance Committees.

Lucio A. Noto Managing Partner, Midstream Partners, LLC, New York, NY Director since 2008 Age: 70	Mr. Noto assumed his current position with Midstream Partners, LLC in March 2001. He retired as Vice Chairman of ExxonMobil Corporation in January 2001, a position he had held since the merger of the Exxon and Mobil companies in November 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation. Mr. Noto had been employed by Mobil continuously since 1962. Mr. Noto is a director of Penske Auto Group, Inc. and the Commercial Industrial Bank (Cairo). Mr. Noto is the Presiding Director, Chair of the Audit Committee and a member of the Finance Committee.

Carlos Slim Helú Chairman, Impulsora del Desarrollo y el Empleo en América Latina, S.A. B. de C.V. Chairman, Carso Infraestructura y Construcción, S.A. B. de C.V., Mexico Director since 2008 Age: 69	Mr. Slim is currently serving as Chairman of Impulsora del Desarrollo y el Empleo en América Latina, S.A. B. de C.V. and Carso Infraestructura y Construcción, S.A. B. de C.V. Mr. Slim previously served as Chairman Emeritus of Grupo Carso, S.A. de C.V.[1] as well as Chairman of Teléfonos de México, S.A. de C.V. and Carso Global Telecom, S.A. de C.V., México. Previously and from 1991, he was Chairman of Grupo Carso, S.A. de C.V. He also served as Chairman of America Movil, S.A. de C.V. since September 2000 and Chairman of América Telecom, S.A. de C.V. since February 2002. From 1997 to 2006, Mr. Slim served as a director of Altria Group, Inc. He is a member of each of the Advisory Council for Latin America of the New York Stock Exchange and the board of Fundacion Unam A.C. and Patronato del Hospital Infantil. He is also Chairman of Fundación Telemex, A.C. and Fundación Carlos Slim, A.C. Mr. Slim serves on the Finance and Product Innovation and Regulatory Affairs Committees.

Stephen M. Wolf Chairman, R.R. Donnelley & Sons Company, Chicago, IL Managing Partner, Alpilles, LLC Director since 2008 Age: 67	Mr. Wolf has been Chairman of R.R. Donnelley & Sons Company since March 2004. He has been Managing Partner of Alpilles, LLC since April 2003. Previously, he was Chairman of US Airways Group from November 2001 to April 2003, and Chief Executive Officer of US Airways, Inc. from January 1996 to November 1998. Prior to joining US Airways, he had served since August 1994 as senior advisor in the investment banking firm of Lazard Frères & Co. LLC. From 1987 to July 1994, he was Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc. From 1993 to 2008, Mr. Wolf served as a director of Altria Group, Inc. He is a trustee of the Brookings Institute. Mr. Wolf is Chair of the Compensation and Leadership Development Committee and a member of the Audit, Nominating and Corporate Governance and Product Innovation and Regulatory Affairs Committees.

[1]	A subsidiary of Grupo Carso owns a 20% interest in one of our Mexican subsidiaries.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of stockholders.

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the Company’s compensation survey group (defined on page 22 to 23), considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. Based on the latest available data, total compensation for the Company’s non-employee directors ranked in the top quartile (i.e., above the 75th percentile) of the Company’s Compensation Survey Group.

During 2008, non-employee directors received an annual cash retainer of $100,000 and a retainer of $5,000 for each committee of which they are a member. The Presiding Director and the chairs of the Audit and Compensation and Leadership Development Committees received an annual retainer of $20,000, and the chairs of the Finance, Nominating and Corporate Governance, and Product Innovation and Regulations Affairs Committees received an annual retainer of $10,000 for additional services rendered in connection with committee chair responsibilities. Directors do not receive meeting fees. Commencing April 1, 2009, the annual cash retainer has been increased to $115,000, and the Presiding Director and chairs of each Committee will receive an annual retainer of $25,000 for additional services rendered in connection with their committee chair responsibilities.

Pursuant to the Philip Morris International Inc. Stock Compensation Plan for Non-Employee Directors, each non-employee director, except Graham Mackay, received an annual share award on April 24, 2008 of that number of shares of common stock having an aggregate fair market value of $140,000 on the date of grant (2,694 shares of common stock with a fair market value of $51.965 per share). Mr. Mackay was elected to the Board of Directors on October 31, 2008 and received a stock award having an aggregate fair market value of $70,000 on that date (1,625 shares of common stock with a fair market value of $43.095 per share).

The following table presents the compensation received by the non-employee directors for fiscal year 2008.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Harold Brown	94,849	140,000	234,849
Mathis Cabiallavetta	98,599	140,000	238,599
J. Dudley Fishburn	98,599	140,000	238,599
Graham Mackay	19,375	70,000	89,375
Sergio Marchionne	87,349	140,000	227,349
Lucio A. Noto	113,599	140,000	253,599
Carlos Slim Helú	83,599	140,000	223,599
Stephen M. Wolf	112,143	140,000	252,143

(1)	As a result of the spin-off, certain non-employee directors received Philip Morris International Inc. options to reflect the options awarded to them for their service on the Altria Group, Inc. Board of Directors. As of December 31, 2008, option awards were outstanding for the following directors in the following aggregate amounts: Dr. Brown, 14,331; Mr. Fishburn, 4,693; and, Mr. Wolf, 14,331.

Non-employee directors also participate in the Philip Morris International Inc. Deferred Fee Plan for Non-Employee Directors which was adopted by Altria as the Company’s sole stockholder prior to the spin-off.

A non-employee director may elect to defer the award of shares of common stock and all or part of the annual and committee retainers. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in eight “investment choices,” including a Philip Morris International common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the Philip Morris International Inc. Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

Non-employee directors are reimbursed for their expenses incurred in attending Board of Directors, Committee and stockholder meetings, including travel, meals and lodgings. They also are covered by business travel and accident insurance, which the Company maintains for their benefit when they travel on Company business, as well as group life insurance.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of common stock beneficially owned as of March 10, 2009, by each director, executive officer named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)
Harold Brown	39,591
Mathis Cabiallavetta	22,309
André Calantzopoulos	418,187
Louis C. Camilleri	3,193,680
J. Dudley Fishburn	18,775
Jean-Claude Kunz	181,315
Graham Mackay	1,625
Sergio Marchionne	2,694
Lucio A. Noto	60,015
Carlos Slim Helú	302,791
Hermann Waldemer	257,924
Charles R. Wall	1,325,781
Stephen M. Wolf	50,521
Group (22 persons)	7,122,151

(1)	Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before June 1, 2009 as follows: Dr. Brown, 14,331; Mr. Calantzopoulos, 52,305; Mr. Camilleri, 1,670,433; Mr. Fishburn, 4,693; Mr. Waldemer, 12,287; Mr. Wall, 855,932; Mr. Wolf, 14,331; and group, 2,953,432. Also includes shares of restricted common stock as follows: Mr. Camilleri, 579,820.

(2)	Includes shares of deferred stock as follows: Dr. Brown, 13,260; Mr. Cabiallavetta, 22,309; Mr. Calantzopoulos, 197,340; Mr. Camilleri, 626,565; Mr. Fishburn, 14,082; Mr. Kunz, 71,225; Mr. Noto, 16,152; Mr. Slim, 2,790; Mr. Waldemer, 105,266; Mr. Wall, 161,303; Mr. Wolf, 24,265; and, group, 1,653,235 (shares held by group include 4,299 shares as to which beneficial ownership is disclaimed by one executive officer (shares held by spouse)). Also includes 17,085 shares as to which beneficial ownership is disclaimed by Mr. Noto (shares held by spouse). Also includes 300,000 shares as to which Mr. Slim shares voting and/or investment power with others and has disclaimed beneficial ownership except to the extent of his pecuniary interest therein. Also includes 12,000 shares held in trust as to which Dr. Brown shares voting and/or investment power with others and as to which he has not disclaimed beneficial ownership.

In addition to the shares shown in the table above, as of March 10, 2009, those directors who participate in the Company’s director deferred fee program had the following Philip Morris International share equivalents allocated to their accounts: Dr. Brown, 38,280; Mr. Noto, 26,823; and Mr. Wolf, 20,662. See “Compensation of Directors” on pages 15 and 16 for a description of the deferred fee program for directors.

Section 16(a) Beneficial Reporting Compliance

Mark Friedman, Deputy General Counsel, inadvertently omitted from one Form 4 the award of deferred shares to his spouse under the Company’s 2008 Performance Incentive Plan. An amended Form 4 reporting the deferred share award was filed promptly after the omission was discovered. Mr. Friedman disclaims beneficial ownership of his spouse’s shares.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE MATTERS

Introduction

The Compensation and Leadership Development Committee consists entirely of non-management directors, all of whom our Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are described below and set forth in the Compensation and Leadership Development Committee Charter, which is included as Exhibit C of this proxy statement. During 2008, the members of the Committee were: Stephen M. Wolf (Chair); Harold Brown; J. Dudley Fishburn; Graham Mackay; and Sergio Marchionne. The Committee met three times in 2008.

Compensation and Leadership Development Committee Interlocks and Insider Participation

No member of the Compensation and Leadership Development Committee at any time during 2008 or at any other time had any relationship with the Company that would be required to be disclosed as a related person transaction. During 2008, none of our executive officers served on the board of directors or compensation committee of another entity where one or more of whose executive officers served as a member of our Board or its Compensation and Leadership Development Committee.

Compensation and Leadership Development Committee Procedures

Scope of Authority

The responsibilities of the Compensation and Leadership Development Committee are set forth in its charter and include, among other duties, the responsibility to:

•

review and approve corporate goals and objectives relevant to the compensation of our chief executive officer, to evaluate the performance of our chief executive officer in light of these goals and objectives, and determine and approve the compensation of our chief executive officer based on this evaluation;

•

make recommendations to the Board with respect to incentive compensation plans and equity-based plans, to administer and make awards under such plans and to review the cumulative effect of its actions;

•	review and approve the compensation of all executive officers;

•	monitor compliance by executives with our stock ownership guidelines;

•

review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become chief executive officer, and to evaluate and approve candidates to fill other senior executive positions;

•

review and discuss with management the Company’s disclosures to be included in the Company’s annual proxy statement and annual report on Form 10-K regarding executive compensation matters, including the Company’s disclosures under “Compensation Discussion and Analysis” (“CD&A”) and narrative descriptions of the Committee’s procedures for determining executive compensation;

•	recommend to the Board whether the Company’s CD&A should be accepted for inclusion in the Company’s annual proxy statement and annual report on Form 10-K;

•	prepare a report of the Compensation and Leadership Development Committee to stockholders to be included in the Company’s annual proxy statement as required by the SEC; and

•	evaluate the Committee’s performance at least annually and report to the Board on such evaluation.

In accordance with its charter, the Compensation and Leadership Development Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate, unless prohibited by law, regulation or New York Stock Exchange listing standards.

Processes and Procedures

The Compensation and Leadership Development Committee’s primary processes and procedures for establishing and overseeing executive compensation are described in the Compensation Discussion and Analysis on pages 21 through 56 of this proxy statement. These processes and procedures include:

•

Meetings. The Compensation and Leadership Development Committee meets several times each year, including three times in 2008. The chair of the Committee, in consultation with the other members, sets meeting agendas. The Compensation and Leadership Development Committee reports its actions and recommendations to the Board.

•

Role of Consultants. As part of our annual compensation process, we engage Hewitt Associates to conduct a survey of Compensation Survey Group Companies. See pages 22 to 23 for a description of the companies included in the Compensation Survey Group and the criteria and process for their selection. The survey collects both compensation and benefit data and competitive practices. The data is reviewed by the Committee to help it assess competitive levels of pay and benefits and the competitive mix of pay elements. In addition, we engage Towers Perrin to provide competitive compensation and benefit information primarily from public filings, including annual proxy filings, by companies within our Compensation Survey Group. This data, which focuses on chief executive officer pay, is reviewed by the Compensation and Leadership Development Committee. Neither Hewitt Associates nor Towers Perrin makes recommendations with respect to decisions to be made by the Compensation and Leadership Development Committee nor do they attend Committee meetings.

•

Role of Executive Officers. Each year, our chief executive officer presents to the Compensation and Leadership Development Committee his compensation recommendations for our senior executive officers that report directly to him. The Compensation and Leadership Development Committee reviews and discusses these recommendations with our chief executive officer and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The chief executive officer has no role in setting his own compensation.

Compensation and Leadership Development Committee Report for the Year Ended December 31, 2008

To Our Stockholders:

The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 21 through 56 of this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. During 2008, the members of the Committee were: Stephen M. Wolf (Chair); Harold Brown; J. Dudley Fishburn; Graham Mackay and Sergio Marchionne.

Compensation and Leadership Development Committee:

Stephen M. Wolf, Chair

Harold Brown

J. Dudley Fishburn

Graham Mackay

Sergio Marchionne

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

* * *

Compensation Discussion and Analysis

Overview

On March 28, 2008, Philip Morris International Inc., or PMI, became an independent public company. The information provided below reflects the compensation decisions for fiscal 2008, salary decisions for 2009, and the elements of our executive compensation and benefit programs that were changed in 2008 in connection with the spin-off from Altria Group, Inc., or Altria.

Our five named executive officers are identified in the Summary Compensation Table that follows this Compensation Discussion and Analysis. As of March 28, 2008, Mr. Camilleri, former Chairman and Chief Executive Officer of Altria, became our Chairman and Chief Executive Officer and Mr. Wall, formerly Senior Vice President and General Counsel of Altria, became our Vice Chairman and subsequently our General Counsel. The information provided for the years shown in the Summary Compensation Table reflects not only our named executive officers’ compensation earned while employed by us or our subsidiaries, but also that earned while employed by Altria or its subsidiaries prior to the spin-off.

Our compensation programs support PMI’s business and financial objectives. The programs are set and periodically reviewed by the Compensation and Leadership Development Committee of our Board of Directors. The discussion below summarizes our compensation programs for the 2008 fiscal year. The programs are designed to address a number of specific objectives, including:

•	to support the ability to attract, develop and retain world-class leaders;

•	to align the interests of executives and stockholders;

•	to reward performance;

•	to support business growth, superior financial results, societal alignment and integrity of conduct; and

•	to promote internal equity and a disciplined qualitative and quantitative assessment of performance.

These objectives provide the framework for the various components of compensation and benefits, and take into account the specific nature of our business. Each element of compensation is designed to achieve a specific purpose. Together, they form an aggregate package that is intended to be appropriately competitive and to provide the necessary flexibility and incentives to achieve PMI’s goals and objectives. The design of the overall package encompasses the following features:

•	a mix of fixed and at-risk compensation: the higher the organizational level of the executive, the lower the fixed component of the overall compensation and benefits package;

•	a mix of annual and long-term compensation and benefits to appropriately reward the achievement of annual goals and objectives and long-term performance aspirations;

•	a mix of cash and equity compensation that seeks to discourage actions that are solely driven by the stock price at any given time to the detriment of strategic goals; and

•	an optimal balance of equity compensation to align the interests of executives and stockholders while remaining mindful of the potential dilutive nature of equity compensation on stockholder value.

In determining the precise levels of each element of compensation as well as the total compensation and benefit package awarded, the PMI Compensation and Leadership Development Committee:

•	exercises its business judgment and discretion in setting the level of compensation within pre-established ranges;

•	reviews actual historical delivery of compensation versus design to ensure that actual compensation is consistent with the intent of the programs; and

•	reviews total compensation design to assure that the various ranges remain appropriately competitive and continue to meet the objectives described above.

Changes in PMI’s Compensation Programs in Connection with its Spin-off

The following changes in our compensation programs were implemented in connection with our spin-off from Altria on March 28, 2008:

•

The Long Term Incentive Program, or LTIP, was eliminated and cash awards that would have been granted under this program were reallocated to the annual incentive program and the equity award program in a proportion of 40% and 60% respectively. This change is intended to:

-	simplify the mix of compensation;

-	adjust the equity component of total compensation; and

-	preserve appropriate incentives to meet both short and long-term goals.

•	Stock ownership guidelines for our executives have been raised to reflect the increase in equity awards resulting from the elimination of LTIP.

•

A Total Stockholder Return performance rating relative to the S&P 500, our direct competitors and our Compensation Survey Group (discussed below) was instituted to determine the size of the annual equity awards. This further aligns the interests of executives with those of stockholders and longer-term objectives.

•	Existing dollar-based annual equity award guidelines are now expressed as a percentage of base salary in order to enhance internal equity among employees who are paid in different currencies.

•

Three individual performance ratings (Improvable, Optimal and Exceptional) are now used to determine individual awards pursuant to guidelines providing that approximately 15% of eligible participants receive an “Improvable” rating, 65% of eligible participants receive an “Optimal” rating and 20% of eligible participants receive an “Exceptional” rating. Award ranges are set around these guidelines to appropriately reward and distinguish our best performers.

•	A new Compensation Survey Group was established consisting of companies with substantial global sales that compete with us for talent and:

•	are direct competitors; or

•	have similar market capitalization; or

•	are primarily focused on consumer products (excluding high technology and financial services); and

•	are companies for which comparative executive compensation data is readily available.

Using these characteristics as our guide, the following 17 companies were selected as our Compensation Survey Group:

Bayer AG, British American Tobacco, The Coca-Cola Company, Diageo PLC, GlaxoSmithKline, Heineken NV, Imperial Tobacco Group PLC, Johnson & Johnson, Inc., Kraft Foods Inc., McDonalds Corp., Nestle S.A., Novartis AG, PepsiCo Inc., Pfizer, Inc., Roche AG, Unilever PLC & NV and Vodafone Group PLC.

This survey group is comprised of companies that are based both in the U.S. and in several European countries, reflecting the fact that, while we are headquartered in the U.S., the core of our businesses, employees and competitors is global in nature. We believe that the resulting data we use to benchmark our programs better reflects the geographic locations in which we operate.

Mix of Compensation

We have compared the modified mix of compensation of our named executive officers to those executives with similar roles in our Compensation Survey Group using publicly available market surveys that were provided to us by Hewitt Associates.

As shown in the table below for salary bands B through D, our allocation of total compensation between short-term (base salary and annual incentives) and long-term (equity) is consistent with that of our Compensation Survey Group companies and with our objectives of putting a higher portion of total executive compensation at risk.

The Compensation and Leadership Development Committee has not set equity targets for salary band A expressed as a percentage of annual base salary; rather, the Committee has set a target award for 2008 of $11,500,000 based on a cumulative equity award strategy and total compensation positioning versus our Compensation Survey Group. Award ranges are constructed around this target based on the Company’s equity award program, and the actual award is determined based on business and individual performance.

Design Mix of Compensation at Target versus Our Compensation Survey Group(1)

	Base Salary	Annual Incentive Awards	Equity Awards
Salary Band B
PMI	18%	33%	49%
Compensation Survey Group(2)	25%	22%	53%

Salary Band C
PMI	25%	30%	45%
Compensation Survey Group(2)	28%	23%	49%

Salary Band D
PMI	29%	28%	43%
Compensation Survey Group(2)	31%	24%	45%

(1)	Benefits and perquisites are not included in this analysis as they vary by country.

(2)	75th percentile of our Compensation Survey Group as shown in Hewitt Associates Total Compensation Measurement Study.

Elements of Compensation and Benefits

Our compensation and benefit programs as modified are designed to deliver total compensation upon attainment of targeted goals at levels between the 50th and the 75th percentiles of compensation paid to executives in our Compensation Survey Group, using both the U.S. and Swiss salary structures. Our actual awards can exceed the 75th percentile when business and individual performance exceed targeted goals, and conversely can be significantly lower in the event our goals are not met.

Compensation outside of the U.S. is largely driven by local practices, including tax and social benefit legislation and is influenced by cultural and economic factors. In addition to our Compensation Survey Group, we use locally available market surveys in each country to supplement our assessment of compensation levels for executives in that country.

Reflecting the changes discussed above, the basic components of compensation and benefits to be provided to our named executive officers will consist of base salary, annual incentive awards, equity awards, retirement benefits and limited perquisites. A description of each of these components for 2008 follows.

Base Salary

When setting base salaries, we consider several factors including each executive’s individual performance rating, level of responsibility, prior experience, and local market competitive practices. In addition, as appropriate, our Compensation and Leadership Development Committee compares the base salaries of our executive officers to the base salaries paid to executive officers holding comparable positions at other companies in our Compensation Survey Group. Numerical weights are not assigned to any factor.

PMI’s base salary ranges for salary band A through salary band D executives who are based for purposes of pay in the United States were for 2008 as follows:

	2008 U.S.-Based Annual Base Salary Ranges
Salary Band	Minimum	Midpoint	Maximum
A	$1,030,000	$1,700,000	$2,370,000
B	$515,000	$875,000	$1,235,000
C	$360,000	$565,000	$770,000
D	$260,000	$425,000	$590,000

PMI’s base salary ranges for salary band B through salary band D executives who are based for purposes of pay outside of the United States are determined based on local market competitive practices. All of our named executive officers who are based outside of the United States for purposes of pay are located in Switzerland. The 2008 salary bands and ranges for Switzerland were as follows:

2008 Swiss-Based Annual Base Salary Ranges
Salary Band	Minimum	Midpoint(1)	Maximum
B	CHF 847,800	CHF 1,441,200	CHF 2,034,600
C	CHF 728,500	CHF 1,213,000	CHF 1,697,500
D	CHF 543,000	CHF 814,500	CHF 1,086,000

(1)	The midpoints of salary bands B, C, and D are equivalent to $1,331,486, $1,120,658 and $752,494, respectively, based on the average conversion rate for 2008 of $1.00 = 1.0824 CHF. However, as noted above, these salary ranges are based on local market competitive practices and are not directly comparable to the U.S. dollar salary ranges used for those executives based for purposes of pay in the United States.

Annual Incentives

Our Annual Incentive Award program is a cash-based, pay-for-performance program for management employees worldwide, including our named executive officers. PMI believes that the use of cash (as opposed to equity) for annual incentives is consistent with competitive practice among companies within our Compensation Survey Group. Each participant has an award target expressed as percentage of base salary. The target award is paid when both the business and individual results are achieved at planned levels of performance. Actual awards paid vary based on an assessment of actual business and individual performance.

In December of each year our Compensation and Leadership Development Committee assesses our performance and establishes a PMI performance rating that is used to determine the size of the incentive award pool. The performance ratings can range from 0 to 150. Performance at planned levels results in a rating of 100. The business performance rating for 2008 is discussed below under “2008 Performance and Executive Compensation Decisions.”

Individuals are rated on a three-point scale (Improvable, Optimal and Exceptional). To assure a disciplined, fair and equitable assessment of individual performance, general guidelines have been set by our Compensation and Leadership Development Committee whereby approximately 15% of the eligible population receives a rating of “Improvable,” 65% receives a rating of “Optimal,” and 20% receives a rating of “Exceptional.”

Annual individual incentive ranges for salary bands A through D are stated as a percentage of base annual salary, and are as follows assuming a PMI performance rating of 100:

2008 Annual Incentive Award Ranges (1)

Award Ranges Associated with Individual Ratings
Band	Improvable	Optimal	Exceptional
A	0% – 210%	211% – 360%	361% – 450%
B	0% – 126%	127% – 216%	217% – 270%
C	0% – 84%	85% – 144%	145% – 180%
D	0% – 66%	67% – 114%	115% – 142%

(1)	As the payment of individual awards is within the discretion of our Compensation and Leadership Development Committee, there is no guarantee that any amount will be paid.

Equity Awards

Equity awards are granted to management employees and are intended to build stock ownership and enhance the retention and commitment of participants to increasing long-term stockholder value. Equity awards are made in shares of restricted or deferred stock rather than stock options because they:

•	Establish a relationship between PMI’s cost and the value ultimately delivered to PMI’s executives that is more direct and more visible than is the case with stock options; and

•

Require the use of substantially fewer shares than stock options to deliver equivalent value, resulting in an annual Company run rate (number of stock options, restricted and deferred shares granted in the calendar year as a percentage of all shares outstanding) in 2008 of 0.1% and a total 2008 year-end overhang (number of unexercised stock options and unvested restricted and deferred stock as a percentage of all shares outstanding) of 1.38%.

Equity award recommendations are approved annually at the Compensation and Leadership Development Committee’s February meeting, and are granted on the date of approval. The number of shares awarded is based on the fair value of PMI stock on the date of grant. The value of shares awarded is based on the relative performance of PMI’s Total Stockholder Return and an evaluation of each participant’s performance.

Equity awards generally vest three or more years after the date of the award, subject to earlier vesting on death, disability or normal retirement. The three-year vesting period provides PMI with a means of both retaining and motivating executives. Recipients receive cash dividends or dividend equivalents on unvested shares of restricted or deferred stock in order to more fully align the interests of participants with stockholders. Dividends and dividend equivalents paid prior to vesting are ordinary income for U.S. individual tax purposes, and to the extent treated as U.S. compensation, are deductible by us for U.S. corporate tax purposes. Similarly, equivalent amounts paid to employees of our foreign subsidiaries in countries outside the U.S. are generally tax-deductible by our subsidiaries in local jurisdictions.

To further align employees’ interests with those of stockholders and tie equity grants to business performance, our Compensation and Leadership Development Committee assigns a PMI performance rating to the equity award pool. The performance rating can result in an increase or decrease in the size of the award pool, and consequently the size of equity awards, depending on actual results. The PMI performance rating for equity awards is driven by Total Stockholder Return relative to our Compensation Survey Group, our direct competitors and the S&P 500. Numerical weights are not assigned to any factor. The PMI performance rating can range between 0 and 150.

Annual individual equity award ranges for salary bands B through D are stated as a percentage of base annual salary, and as in effect from 2008 are as follows, and assumes a PMI performance rating of 100:

2008 Annual Equity Award Ranges (1)

Award Ranges Associated with Individual Ratings
Band	Improvable	Optimal	Exceptional
B	0% – 202%	203% – 297%	298% – 351%
C	0% – 135%	136% – 198%	199% – 234%
D	0% – 108%	109% – 159%	160% – 188%

(1)	Individual awards are within the discretion of our Compensation and Leadership Development Committee and there is no guarantee that any amount will be granted.

As discussed above, the Compensation and Leadership Development Committee has not set equity targets for salary band A expressed as a percentage of annual base salary; rather the Committee has set a target award for 2008 of $11,500,000 based on a cumulative equity award strategy and total compensation positioning versus our Compensation Survey Group. Award ranges are constructed around this target based on the Company’s equity award program as indicated in the table below, which assumes a PMI performance rating of 100. The actual award is determined based on business and individual performance.

Salary Band A:

Improvable			Optimal			Exceptional
Min	Target	Max	Min	Target	Max	Min	Target	Max
$0	$5,750,000	$8,050,000	$8,050,000	$11,500,000	$12,650,000	$12,650,000	$13,800,000	$14,950,000

Our equity awards help our executives satisfy our Stock Ownership Guidelines, which are discussed on pages 28 to 29 below.

Retirement Benefits

In connection with our spin-off from Altria, we assumed Altria’s liabilities for benefits under the previous Altria retirement plans in which our employees participated, to the extent such benefits were not already our liabilities. The actuarial present values of the accumulated pension benefits of our named executive officers who participated in these plans as of the end of 2008, as well as information on target payments made by Altria in early 2008 in lieu of 2007 coverage under nonqualified defined benefit plans, is reported in the Pension Benefits Table. Information concerning nonqualified defined contribution plans is reported in the Non-Qualified Deferred Compensation Table. Information with respect to target payments made by Altria in lieu of coverage for 2006 and 2007 under nonqualified defined contribution plans is included in the Summary Compensation Table under All Other Compensation.

Almost all of our U.S.-based employees, including Mr. Camilleri and Mr. Wall, are covered by funded tax-qualified pension and profit-sharing plans. In connection with the spin-off, the assets of Altria’s tax-qualified defined benefit and defined contribution plans that relate to our employees were transferred to new plans that we established. We also maintain supplemental retirement plans and arrangements which compensate employees for the difference between the full pensions or full profit-sharing contributions they would receive under our tax-qualified plans, if those plans were not subject to tax law limitations, and the benefits that in fact can be provided after taking those limits into account. In limited instances, the supplemental plans provide additional benefits. Both sets of plans are substantially similar to the Altria plans previously covering our U.S.-based employees. Subject to the adjustments and limitations discussed under “Plans Maintained by PMI” following the Pension Benefits table below, our pension arrangements are generally intended to provide our U.S.-based salaried employees with annual retirement pensions, or their equivalent, in an amount equal to 1.75% of the employee’s five-year average compensation (the sum of annual salary and annual incentive in the 60 consecutive months during the employee’s last 120 months of service that, when divided by five, produces the highest average) times years of credited service (up to a maximum of 35). For an employee who completes 30 years of service, this generally translates into providing payments equivalent to a pension of approximately 52.5% of this five-year average compensation. For an employee with the maximum credited service of 35 years, this “replacement ratio” is approximately 61.25%.

Generally, a U.S.-based employee who terminates employment before age 55 can commence his or her vested pension benefits as early as shortly after attaining age 55. For such an employee, the monthly pension benefits that commence before normal retirement age of 65 are reduced by factors designed to keep such benefits actuarially equivalent in value to those that the employee could have received by delaying commencement until normal retirement age. However, for employees who continue to work until age 55, the annual reduction factors for early commencement improve significantly – for example, typically going from a pension (commencing at age 55) of 40% of the age 65 normal retirement pension for an employee who terminated employment just before age 55 to 70% of the normal retirement pension if the employee instead works until age 55 and then retires immediately. For employees who retire at or above age 55 with 30 years of service or at or above age 60 with five years of service, there is no reduction for early commencement.

Two actions during 2008 affected the retirement benefits of our U.S.-based named executive officers. First, during its January and February meetings, the Altria Compensation Committee decided that the program of annual target payments in lieu of accruals under Altria’s supplemental retirement plans that had been in place for 2005 through 2007 would be discontinued in 2008 and replaced by a new supplemental retirement plan that would be unfunded and under which amounts would not be paid until after retirement or other termination of employment.

The second change further limited the amount of annual incentive payments that would be taken into account for Mr. Camilleri’s pension calculations. In 2006, the Altria Compensation Committee began to limit the portion of Mr. Camilleri’s annual incentive compensation that would be taken into account for purposes of his pension determination by means of a formula tied to his target annual incentive. At its January 2008 meeting, the Committee approved a change so that beginning with 2008 this limit would no longer be expressed in terms of a formula but instead could not exceed a maximum amount of $2,887,500; however, in no event will the present value of his pension, calculated as if Mr. Camilleri had participated in the supplemental pension plans during all of his years of service with Altria, PMI or their subsidiaries, be less than $36.5 million should he elect to retire as of January, 2012, or thereafter. PMI has implemented both of these decisions made prior to the spin-off.

Employees based outside of the U.S., including Mr. Calantzopoulos, Mr. Kunz and Mr. Waldemer, participate in various retirement plans that are substantially similar to the ones described above. Employees located in Switzerland, for example, are generally covered by the Pension Fund of Philip Morris in Switzerland, or the Swiss Pension Fund, a broad-based, contributory, funded pension plan established in accordance with the Swiss Federal Law on Occupational Retirement, Survivors’ and Disability Pension Plans that provides retirement, death and disability benefits for employees and their beneficiaries. Retirement benefits under this plan are determined under a formula similar to the formula in our tax-qualified U.S. pension plan. As is the case under our tax-qualified U.S. plans, benefits under the Swiss Pension Fund are subject to tax regulatory limits on the amount of compensation that can be taken into account in determining benefits. Our employees covered by the Swiss Pension Fund, but whose benefits are affected by these limits, are also covered by additional Swiss plans designed to provide benefits equivalent to the incremental benefits that would be provided if the Swiss Pension Fund were not subject to these limits. Where an employee is also entitled to benefits under a pension plan in another country, benefits may be coordinated through offsets in order to assure that the employee receives full career benefits while avoiding duplication of benefits.

Perquisites

Any perquisites provided may vary on local custom and the jurisdiction in which the employee is located. Perquisites received by our named executive officers while employed by PMI are described in footnotes to the “All Other Compensation” heading of the Summary Compensation Table. Other than these perquisites, our named executive officers received the same benefits that were provided to PMI employees generally. For reasons of security and personal safety, PMI requires Mr. Camilleri to use company aircraft for all travel and provides him with a driver.

Role of PMI’s Chief Executive Officer

Our Compensation and Leadership Development Committee reviews and discusses the recommendations of our Chief Executive Officer with respect to the compensation of executive officers. Nevertheless, our Compensation and Leadership Development Committee will make the final compensation decisions with respect to these senior executive officers. Our Chief Executive Officer does not make recommendations or otherwise have any role in the setting of his own compensation and does not attend the Committee meetings when his compensation is discussed.

Stock Ownership Guidelines and Hedging

The Compensation and Leadership Development Committee has adopted guidelines requiring certain levels of PMI stock ownership for our named executive officers. These guidelines range from 15 times base salary for the Chief Executive Officer, 9 times base salary for band B executives, 6 times base salary for band C executives and 5 times base salary for band D executives. These multiples represent an increase from the guidelines used previously by Altria in order to reflect the increase in the amount of the annual equity awards described above following the elimination of the Long Term Incentive Program. These guidelines are expressed as a number of shares and a dollar value. Executives’ multiples can be satisfied by meeting the lesser of the required number of shares or dollar value. The guidelines are based on the applicable multiple of the salary in effect as of the beginning of the year in which the executive becomes subject to the guidelines. The required number of shares is based on the multiple times salary divided by the value of shares as of that date, and satisfying the required dollar amount is based on the current value of stock owned. For the purpose of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control, including restricted and deferred stock, but does not include unexercised stock options. Executives are expected to meet their ownership guidelines within three years of becoming subject to the guidelines. Our Compensation and Leadership Development Committee reviews each executive officer’s compliance with the guidelines on an annual basis. All of our named executive officers meet or exceed the applicable guidelines.

Policy with Respect to Qualifying Compensation for Deductibility

Our ability to deduct compensation paid to individual officers who are covered by Section 162(m) is generally limited to $1.0 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The annual incentive awards for 2008 and the deferred or restricted stock that was awarded for 2008 to our covered named executive officers in January 2009 was subject to, and made in accordance with, performance-based compensation arrangements.

Annual Incentives: For those executives whose compensation is subject to the deductibility limitations of Section 162(m), annual incentive awards for 2008 were contingent on a compensation formula based on adjusted net earnings that was established by the Altria Compensation Committee at the beginning of the year. Under the formula used to establish the award pool, the maximum amount that could be paid to officers covered by the compensation formula as a group was 0.6% of adjusted net earnings. The maximum award for Mr. Camilleri was one-third of this pool, and the maximum amount that could be paid for each of the remaining officers covered by the compensation formula was equal to one-sixth of the pool. In addition, individual award amounts are limited to the maximum of $12 million as provided in the Philip Morris International Inc. 2008 Performance Incentive Plan (the “2008 PIP”).

Annual Equity Awards: Coincident with the adoption of Financial Accounting Standards No. 123(R) “Share-Based Payments,” or FAS 123R, Altria’s Compensation Committee approved the use of a performance pool from which restricted or deferred stock awards could be granted, in amounts up to individually specified proportions of the pool, to those executives whose compensation is subject to the deductibility limitations of Section 162(m). Pursuant to this approval, equity award grants made in early 2007 and 2008 were contingent on formulas based on adjusted net earnings that were established by the Altria Compensation Committee at the beginning of 2006 and 2007. Similarly, the equity award grants made in early 2009 for 2008 were subject to a formula established in early 2008 by the Altria Compensation Committee. For 2008, the maximum grant value was based on a performance pool equal to 0.75 percent of adjusted net earnings. At the conclusion of each performance year, the performance pool is calculated and divided among the officers covered by the Section 162(m) formula for that year. The maximum award for Mr. Camilleri was one-third of this pool, and the maximum amount that could be paid for each of the remaining officers covered by the compensation formula was equal to one-sixth of the pool. Each award is subject to the lesser of the results of this calculation or the maximum share award (1.0 million shares) as provided under the 2008 PIP. Equity awards have been granted out of the share pool and accounted for as fixed awards over the restriction period.

In the case of both annual incentives and equity awards, the limits described above establish the maximum awards that could be granted; the Compensation and Leadership Development Committee

retains complete discretion to pay any lesser amounts. Actual awards to the officers covered by the compensation formula are based on the Committee’s assessment of individual and overall corporate performance, utilizing the negative discretion permitted by Section 162(m). The annual incentive and equity awards made by Altria and by us for the periods covered in the Summary Compensation Table and related tables were well within these limits and the limits applicable to prior years. Because of our decision not to continue to make the cash long term incentive awards previously made by Altria but to instead allocate the targeted value of those awards between annual incentive and annual equity awards, the previous award pool formula for cash long term incentive awards (of 0.25 percent of adjusted net earnings) has been eliminated.

The tax deductibility of the compensation of our executive officers who are subject to local laws and regulations is determined in accordance with such laws and regulations.

We have taken appropriate actions, to the extent it is believed feasible, to preserve the deductibility of annual incentives and equity awards. However, notwithstanding this general policy, the Compensation and Leadership Development Committee has authorized, and continues to retain the discretion to authorize, other payments that may not be deductible, if it believes that they are in the best interests of both the Company and its stockholders. Such determinations include, for example, payment of base salaries to some officers that exceed $1.0 million, with the result that a portion of such officers’ base salaries exceed the deductibility limit. In addition, covered officers’ compensation may exceed the $1.0 million deductibility limit because of other elements of their annual compensation, such as vesting of restricted stock granted before 2007, dividends or dividend equivalents paid on certain restricted or deferred stock, tax reimbursements and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers, and perquisites.

Policy Regarding the Adjustment or Recovery of Compensation

Our Board of Directors has adopted the following policy regarding the adjustment and recovery of compensation:

If the Board or an appropriate Committee of the Board determines that, as a result of fraud, misconduct, a restatement of our financial statements, or a significant write-off not in the ordinary course affecting our financial statements, an executive has received more compensation than would have been paid absent the fraud, misconduct, write-off or incorrect financial statement, the Board or Committee, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the fraud, misconduct, write-off or restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of restricted stock or deferred stock awards and outstanding stock options, adjusting the future compensation of such executive, and dismissing, or taking legal action against, the executive, in each case as the Board or Committee determines to be in the best interests of the Company. The Board has given the Compensation and Leadership Development Committee the authority to make determinations under this policy.

2008 Performance and Executive Compensation Decisions

The assessment of our business and equity performance for 2008 and the performance of our named executive officers is discussed below. The compensation paid or awarded to our named executive officers under PMI’s compensation programs is included in the compensation tables and, in the case of each executive, was within the ranges specified for each element of compensation discussed above.

Annual Incentive and Equity Award Ratings

As previously discussed, annual incentive and equity awards are based on a comprehensive assessment of both business and individual performance. Numerical weights and specific objectives are not assigned to the factors used in assessing either business or individual performance. The reconciliations of the non-GAAP measures presented below are set forth on our Web site at www.pmintl.com/investors.

For 2008, key performance measures included volume, market share, revenues, operating companies income, earnings, EPS and cash flow. At the beginning of the year, we targeted an increase in adjusted diluted EPS from continuing operations, at exchange rates prevailing on January 30, 2008, to a range of $3.11 to $3.17, reflecting a growth rate of 12% to 14% from the pro-forma adjusted base of $2.78 per share in 2007. The Committee also evaluated our performance relative to numerous strategic and qualitative factors such as acquisitions, brand portfolio development, innovation, progress in developing reduced harm products, organizational development, societal alignment and compliance and integrity, and compared our performance to that of our principal international competitors.

The performance rating for equity awards was primarily driven by Total Stockholder Return relative to our Compensation Survey Group, our direct competitors and the S&P 500. Earnings per share measured against our Compensation Survey Group was also considered.

PMI’s operating performance in 2008 was exceptionally strong. Budget targets were exceeded across all key financial metrics and results were delivered that outpaced those of our industry peers and the broader consumer packaged goods industry. Total cigarette volume of 869.8 billion units rose 2.5% versus 2007 or 1.0% on an organic basis excluding acquisitions. Net revenues excluding excise taxes of $25.7 billion were up 12.7% versus 2007 driven by improved volume and mix performance, strong pricing and favorable currency. Excluding currency and acquisitions, net revenues grew by 5.6% on an organic basis. Operating companies income reached a record level of $10.4 billion in 2008, 16.7% above 2007 or 9.9% excluding currency and acquisitions. Market share performance was both solid and broad-based, with share in OECD markets up 1.1 share points and up 0.8 share points in non-OECD markets. Adjusted diluted EPS of $3.32 rose by 18.6% in 2008 and 13.2% excluding currency, exceeding by $0.15 per share, or 4.7%, the high end of our target range announced at the beginning of the year.

PMI’s balance sheet remained strong with a year-end net debt to EBITDA ratio of 0.94. During its debut year as a public company, PMI successfully accessed the capital markets and issued $10.1 billion of bonds at various well-laddered tenures and currencies, for an aggregate interest cost of 5.8%. Free cash flow, defined as operating cash flow less capital expenditures, rose a strong 52.7% to reach a level of $6.8 billion.

During 2008 PMI successfully completed the acquisition of Rothmans Inc. in Canada and also enhanced its presence in the growing fine cut segment in the EU with the acquisition of Interval, the leading fine cut brand in France.

PMI continued to deliver on its commitment to reward stockholders despite the turbulence in financial markets. During 2008, the dividend was increased by 17.4% to an annualized rate of $2.16 per share and a payout ratio of 65%. Share repurchases amounted to $5.4 billion or 106.8 million shares. Although our weighted average total stockholder return from March 28 to December 31, 2008 was down 12.0%, like-for-like returns of the indices with which we compare ourselves fared worse (S&P 500 down 30.0% and peer group down 18.5%).

Taking these factors into account, the Compensation and Leadership Development Committee assigned PMI an annual incentive compensation rating of 140 and an equity award rating of 100 for 2008. These ratings were used to determine the size of the annual incentive and equity award pools.

Compensation of the Chairman and Chief Executive Officer

Louis C. Camilleri: Mr. Camilleri serves as our Chairman and Chief Executive Officer and prior to our spin-off, served as Chairman and Chief Executive Officer of Altria Group, Inc. Mr. Camilleri’s annual incentive compensation and equity awards for 2008 reflect the exceptional job he has done in leading PMI to record operating performance and results—net revenues up 12.7%, operating companies income up 16.7%, and adjusted diluted EPS up 18.6% or 13.2%, excluding currency—while successfully guiding PMI through the transition from wholly-owned subsidiary to independent publicly traded company. Mr. Camilleri has also continued to drive actions and strategies to enhance stockholder value on multiple fronts, including product innovation, organizational development and pursuit of business development opportunities, that will help ensure that PMI is well positioned to continue its strong 2008 performance in the years ahead.

Compensation of Other Named Executive Officers

André Calantzopoulos: Mr. Calantzopoulos serves as our Chief Operating Officer and prior to our spin-off, served as our President and Chief Executive Officer. Mr. Calantzopoulos’s 2008 awards were at the high end of pre-established ranges, and in addition he received a special equity award of 25,000 shares, which vest in 2014. Mr. Calantzopoulos’s awards reflect his exceptional performance and significant contributions to our outstanding operating results and strategic initiatives in 2008. They recognize his instrumental role in achieving solid progress on the innovation front, with particular emphasis on the new Marlboro brand architecture, our successful new product initiatives and consumer engagement activities, which drove our broad-based market share gains and the significant turnaround in our volume/mix performance. In addition, they recognize his key role in advancing our strategic partnership with the China National Tobacco Company and in securing a jointly owned smokeless tobacco venture with Swedish Match, as well as his contributions to furthering our reduced risk product and adjacency strategy. His awards also reflect his personal contributions to enhancing the caliber and depth of our organization and future leadership talent.

Jean-Claude Kunz: Mr. Kunz serves as President of the Eastern Europe, Middle East and Africa (EEMA) Region and PMI Duty Free. Mr. Kunz’s awards, which were all within pre-established ranges, reflect the outstanding results generated by the EEMA Region, that he led in an exceptional manner, and which was the key contributor to PMI’s volume, revenue and operating companies income growth in 2008. His segment’s record results exceeded budget across every metric with volume, net revenues and operating companies income up 4.4%, 18.2% and 28.3%, respectively versus 2007. Of particular note was that PMI was the sole industry player to gain share in each of the EEMA Region’s largest markets, namely, Russia, Turkey, Ukraine, Egypt and Romania.

Hermann G. Waldemer: Mr. Waldemer serves as our Chief Financial Officer. His 2008 awards, which were all within pre-established ranges, reflect his significant contributions to PMI’s overall results and a strong first year as Chief Financial Officer of a public company. His most notable achievements include PMI’s flawless transition to its new public company status with all attendant activities executed in a sound and timely manner, successful capital market activity in PMI’s debut year with a total long-term debt issue of $10.1 billion at various well-laddered maturities and currencies for an attractive aggregate interest cost of 5.8%, the successful closing and funding of the Rothmans Canadian transaction and the Interval and Petterøes fine cut trademarks. His awards also recognize the streamlining of our internal financial processes, his focus on internal controls and the accuracy and timeliness of our reporting systems, as well as his key role in assuring clear, effective and comprehensive communications of our strategies and results to the investment community.

Charles R. Wall: Mr. Wall serves as our Vice Chairman and General Counsel. Prior to the spin-off, he served as Altria’s Senior Vice President and General Counsel. His 2008 awards, which were all within pre-established ranges, reflect his significant contributions to our flawless transition from an operating company under Altria to our new status as an independent publicly traded enterprise. They also recognize his instrumental role in resolving a long-standing industry dispute with the Canadian government, in strengthening PMI’s compliance, patent and litigation functions and significant contributions to advancing our harm reduction strategies. They also reflect his invaluable guidance and advice to senior management on numerous complex strategic issues and risk management.

Base Salaries

Mr. Camilleri’s annual base salary was decreased from $1,750,000 to $1,500,000 effective with our spin-off from Altria Group, Inc. Mr. Camilleri’s base salary is below the 50th percentile of our Compensation Survey Group. This is consistent with the lower percentage of compensation allocated to base salaries relative to our Compensation Survey Group for bands B through D. See “Mix of Compensation” above. The Committee did not adjust Mr. Camilleri’s base salary for 2009.

The Committee approved the following increases in base salaries for our other named executive officers with effect from April 1, 2009:

•	Mr. Calantzopoulos: CHF 1,320,000 to CHF 1,384,682 (or $1,201,512)(1) an increase of 4.9%

•	Mr. Kunz: CHF 1,014,000 to CHF 1,054,560 (or $915,059)(1) an increase of 4.0%

•	Mr. Waldemer: CHF 1,032,500 to CHF 1,073,800 (or $931,754)(1) an increase of 4.0%

•	Mr. Wall: $1,100,000 to $1,122,000 an increase of 2.0%

These increases took into account Mr. Camilleri’s and Mr. Calantzopoulos’s recommendations for their respective direct reports, and were part of a merit increase program that applies to all employees.

(1)	Base salaries earned in Swiss francs are converted to U.S. dollars using the average conversion rate on February 4, 2009 of $1.00 = 1.15245 CHF.

Summary Compensation Table

The following table sets forth information concerning the cash and non-cash compensation awarded by PMI to our named executive officers: the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers. These amounts are based on the compensation received by these officers while employed by PMI, Altria or other Altria entities (including PMI) for each year, except that pursuant to the executive compensation rules adopted by the SEC, the compensation of the named executive officers (other than Mr. Camilleri and Mr. Wall) is not shown as of December 31, 2006 because we were not a reporting company under the Securities Exchange Act for such year and such compensation information has not been provided in prior filings with the SEC. Mr. Camilleri’s and Mr. Wall’s 2008 compensation reported below is for the full year. Mr. Camilleri’s compensation includes amounts that will also be reported in Altria’s 2009 proxy statement as attributable to his service as Chief Executive Officer of Altria prior to the spin-off of PMI.

Non-Equity Incentive Plans
Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards (2)	Annual Incentive	Long Term Incentive (3)	Change in Pension Value (4)	All Other Compen- sation(5)	Total Compen- sation
		$	$	$	$	$	$	$	$
Louis C. Camilleri, Chairman and Chief Executive Officer PMI, Chairman and CEO of Altria (2006-7)	2008 2007 2006	1,567,308 1,750,000 1,750,000	14,151,629 10,226,119 9,291,095	0 0 0	9,450,000 4,750,000 4,500,000	0 5,031,250 15,000,000	6,373,998 1,818,775 3,041,262	485,988 469,165 409,987	32,028,923 24,045,309 33,992,344

André Calantzopoulos, Chief Operating Officer, President & CEO PMI (2007)	2008 2007	1,207,377 1,035,867	2,076,411 2,064,864	0 0	4,304,295 1,354,810	0 2,554,150	1,396,918 0	30,717 30,026	9,015,718 7,039,717

Jean-Claude Kunz, President EEMA Region & PMI Duty Free	2008 2007	925,665 779,230	615,146 579,353	0 0	2,182,278 627,832	0 772,003	1,295,093 0	27,570 26,615	5,045,752 2,735,033

Hermann G. Waldemer, Chief Financial Officer, Executive VP & CFO PMI	2008 2007	930,249 753,146	1,075,728 920,652	0 211,823	2,807,149 782,947	0 1,160,339	1,315,238 0	18,837 23,054	6,147,201 3,851,961

Charles R. Wall, Vice Chairman & General Counsel, Senior Vice President & General Counsel of Altria (2006-7)	2008 2007 2006	1,094,538 1,060,750 1,010,808	2,279,708 2,458,979 2,415,375	0 446,456 2,232,281	3,100,000 2,100,000 2,000,000	0 2,484,000 7,400,000	2,314,935 1,332,895 1,862,371	286,105 263,260 196,720	9,075,286 10,146,340 17,117,555
(1)	Mr. Camilleri’s salary was decreased from $1,750,000 to $1,500,000 in connection with our spin-off from Altria. See discussion of “Base Salaries” on page 33. Base salaries earned in Swiss francs for Messrs. Calantzopoulos, Kunz, and Waldemer are converted to U.S. dollars using the average conversion rate for 2008 of $1.00 = 1.0824 CHF. Annual incentive awards are converted to U.S. dollars using the exchange rate on December 31, 2008 of $1.00 = 1.0687 CHF. Year-to-year variations in the salaries and other amounts reported for our Swiss-based officers (Mr. Calantzopoulos, Mr. Kunz, and Mr. Waldemer) result in part from year-to-year variations in exchange rates. Included in the salary reported for all three Swiss-based executives above is an annual, service-based payment (maximum CHF 3,000), and for 2008, an additional CHF 1,500 long-service award for Mr. Kunz. These service-based payments are pursuant to PMI policies that apply to all our Swiss-based salaried employees. They are not included in the compensation taken into account for pension purposes.

(2)	The amounts shown in these columns represent the annual expense associated with all unvested restricted or deferred stock awards based on the FAS 123R valuation methodology used in the preparation of PMI audited financial statements, with the exception that the valuation shown in the Summary Compensation Table assumes no forfeitures. See Note 2 “Summary of Significant Accounting Policies – Stock Based Compensation” for a description of this methodology. The increase in the value of Mr. Camilleri’s unvested stock awards in 2008 compared to 2007 resulted primarily from a special award of 200,000 Altria shares, in addition to his regular stock award, that the Altria Compensation Committee awarded Mr. Camilleri in January of 2008 in recognition of the successful corporate restructuring of Altria Group, Inc. The number of shares awarded in 2008 together with their grant date values is disclosed in the Grants of Plan-Based Awards During 2008 Table below. As noted there, these 2008 stock awards were converted entirely to awards denominated in PMI shares at the time of our spin-off from Altria.

(3)	For 2007, reflects amounts that were paid upon termination, on December 31, 2007, of the 2007-2009 performance cycle of the Altria Long Term Incentive Program, or LTIP, in connection with the spin-off. Beginning with 2008, PMI eliminated the LTIP program and reallocated its award targets to the annual incentive and equity programs in proportions of 40% and 60%, respectively.

(4)

For 2006 and 2007, the amounts in this column reflect the changes in the present value of benefits under the defined benefit plans reported in the Pension Benefits tables plus the Target Payments for those years made in lieu of accruals under the non-qualified defined benefit plans for service during the applicable year. For 2008, the amounts shown reflect the change in the present value of benefits under the defined benefit plans listed in the Pension Benefits table. For consistency, the 2008 change is measured by the difference in present values (determined using Financial Accounting Standards No. 87 pension accounting rules in the manner described in footnote 2 of the Pension Benefits tables) at the end of year 2007 and 2008 pension measurement dates assuming that the plans in place at the 2008 measurement date, including the Supplemental Equalization Plan, or SEP, had also been in place on the 2007 measurement date. Neither the 2005 change to Target Payments nor the 2008 change from Target Payments to the SEP was designed or intended to increase the total value of amounts available to U.S.-based employees for retirement. Absent applying consistent accounting methods in determining the 2008 increases in pension values, differences in applicable accounting rules would result in larger numbers that did not reflect the actual 2008 increase in the value of benefits provided. The change in the applicable accounting rules results from the discontinuance of current annual Target Payments for service after 2007 and the 2008 replacement of those payments by the SEP, an unfunded supplemental plan discussed on pages 47 through 48 and 50. The annual year-to-year Target Payments were accounted for as an annual compensation expense, while the SEP is accounted for under a pension accounting method that requires anticipating the effects of future events. For example, Mr. Camilleri will attain age 55 in early 2010 and will then have more than 30 years of service. Under the Target Payment program previously in place, he would have (as was noted in Altria’s prior proxy statements) received a Target Payment for 2010 estimated to be approximately $30 million in lieu of coverage during that year under Altria’s supplemental pension plans. Under the terms of those plans, his continued employment until age 55 otherwise would have made him eligible for an early retirement pension that increased from 40% of his normal retirement pension to his full normal retirement pension with no reduction for early commencement, and this event would have been reflected in his Target Payment for 2010. With the 2008 replacement of Target Payments by the SEP, however, he became entitled to supplemental pension benefits under a plan subject to pension accounting rules. The accounting method required under those rules anticipates a substantial portion of the unreduced early benefit to which Mr. Camilleri may become entitled by continuing employment until age 55. For Mr. Camilleri, the increment resulting from the change in the applicable accounting methods (including application of the SEC rules requiring the calculation of the present values of pension plan benefits based on the earliest unreduced retirement age for each executive) is $28,808,208, and for Mr. Wall the increment is $3,063,145.

The “Change in Pension Value” shown in the table factors out the effects of the change in applicable accounting methods in order to more accurately reflect the actual 2008 change.

For 2007, as a result of increases in the discount rates used to value Swiss retirement benefits, those increases which appear as $0 in the table above are, in fact, decreases. The decreases in the present value of pensions are as follows: $387,292 for Mr. Calantzopoulos; $76,476 for Mr. Kunz and $142,250 for Mr. Waldemer. For 2008, discount rates applied were decreased thus resulting in the increases in present values indicated in the table.

(5)	Details of All Other Compensation for each of the named executives appear on the following page.

All Other Compensation

	Year	Camilleri	Calantzopoulos	Kunz	Waldemer	Wall
Target Payments in Lieu of Defined Contribution Plan Participation (a)	2008	$0	—	—	—	$0
	2007	$228,206	—	—	—	$133,938
	2006	$234,134	—	—	—	$125,052

Allocation to Defined Contribution Plans (b)	2008	$235,096	—	—	—	$164,181
	2007	$29,500	—	—	—	$29,500
	2006	$29,000	—	—	—	$29,000

Reimbursement for Taxes on Assets Held for Retirement (c)	2008	$98,972	—	—	—	$101,532
	2007	$64,374	—	—	—	$81,385
	2006	$4,093	—	—	—	$7,457

Personal Use of Company Aircraft (d)	2008	$121,283	—	—	—	—
	2007	$94,339	—	—	—	—
	2006	$103,521	—	—	—	—

Car Expenses (e)	2008	$23,989	$24,296	$20,413	$16,630	$16,579
	2007	$22,825	$22,929	$18,968	$21,257	$10,757
	2006	$33,778	—	—	—	$26,013

Financial Counseling Services	2008	$0	$6,421	$7,157	$2,207	$3,813
	2007	$0	$7,097	$7,647	$1,797	$7,680
	2006	$0	—	—	—	$9,198

Security (f)	2008	$6,648	—	—	—	—
	2007	$29,921	—	—	—	—
	2006	$5,461	—	—	—	—

TOTALS	2008	$485,988	$30,717	$27,570	$18,837	$286,105
	2007	$469,165	$30,026	$26,615	$23,054	$263,260
	2006	$409,987	NA	NA	NA	$196,720

(a)	The amounts shown are Target Payment amounts paid in early 2008 and 2007 in lieu of continued participation during 2007 and 2006, respectively, in Altria’s supplemental defined contribution plans. Target payments were discontinued for service after December 31, 2007.

(b)	The amounts shown for all years include contributions to tax-qualified defined contribution plans and, for 2008, also include contribution credits to the defined contribution component of the unfunded non-qualified plan that replaced the discontinued Target Payments.

(c)	The amounts shown are reimbursements during the year reported for taxes on a portion of prior year earnings on assets held in trusts of individual officers. These assets and payments offset amounts otherwise payable by Altria or Altria operating subsidiaries, for vested pre-2005 benefits under supplemental retirement plans (which have been assumed by us) and are not intended to increase total promised benefits.

(d)	For reasons of security and personal safety, PMI requires Mr. Camilleri to use company aircraft for all travel. The amounts shown are the incremental cost of personal use of company aircraft to PMI and include the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate company aircraft (e.g. aircraft purchase costs, depreciation, maintenance not related to personal trips, and flight crew salaries) are not included.

(e)	Amounts shown for Mr. Camilleri include the incremental cost of personal use of a driver that PMI provided for reasons of security and personal safety. For Mr. Wall, amounts include the annual cost of providing a leased vehicle and operating expenses, including insurance, maintenance and repairs. With respect to Mr. Calantzopoulos, Mr. Kunz and Mr. Waldemer, amounts include the cost, amortized over a 5-year period, of a vehicle, including insurance, maintenance and repairs and taxes. Executives are responsible for their own taxes on the imputed taxable income resulting from personal use of company aircraft and car expenses.

(f)	Includes the costs associated with company-provided home security systems.

Grants of Plan-Based Awards During 2008

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Annual Incentive Plan (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Louis C. Camilleri,	2008	0	4,500,000	12,000,000
Chairman and Chief Executive
Officer PMI	1/30/2008				330,280	25,352,293

André Calantzopoulos,	2008	0	2,223,262	12,000,000
Chief Operating Officer
	1/30/2008				27,360	2,100,154

Jean-Claude Kunz,	2008	0	1,138,580	12,000,000
President EEMA Region
& PMI Duty Free	1/30/2008				8,470	650,157

Hermann G. Waldemer,	2008	0	1,739,029	12,000,000
Chief Financial Officer
	1/30/2008				14,330	1,099,971

Charles R. Wall,	2008	0	1,980,000	12,000,000
Vice Chairman
& General Counsel	1/30/2008				27,360	2,100,154
(1)	The estimated possible payouts for Messrs. Calantzopoulos, Kunz and Waldemer are converted to U.S. dollars using the exchange rate on December 31, 2008 of $1.00 = 1.0687 CHF. The numbers in these columns represent the range of potential cash awards as of the time of the grant. Actual awards payable under these plans for 2008 are found in the Annual Incentive Plan column of the Summary Compensation Table.

(2)	All employees eligible for equity awards, including all of our named executive officers, received awards of Altria deferred stock on January 30, 2008. The number of shares awarded was based on the grant date fair value, determined by using the average of the high and the low trading prices of Altria stock on that date, of $76.76. The closing price of Altria common stock on that date was $75.79. Our named executive officers received Altria deferred stock awards, with fair values at such date as shown in the table above. The 330,280 shares of Altria deferred stock that Mr. Camilleri received on that date consisted of two grants: a grant of 130,280 shares (with a 3 year vesting period) and a special grant of 200,000 shares (with a 4 year vesting period) in recognition of his instrumental role in successfully completing the corporate restructuring of Altria Group, Inc. in his role as Chairman and CEO of Altria. On the date of our spin-off, these awards were converted to awards of PMI deferred stock by taking the number of Altria shares multiplied by their fair value just before the spin-off of $73.83, and converting this value to a number of PMI shares of the same total value based on the post-distribution PMI price on that date of $51.44. The resulting number of PMI shares for our named executive officers as a result of the January 30, 2008 Altria grants and the fair value of those PMI shares at the time of conversion from Altria to PMI deferred stock was as follows: Mr. Camilleri, 474,038 shares, $24,384,515; Mr. Calantzopoulos, 39,268 shares, $2,019,946; Mr. Kunz, 12,156 shares, $625,305; Mr. Waldemer, 20,567 shares, $1,057,966; and Mr. Wall, 39,269 shares, $2,019,997. These PMI deferred stock awards vest on February 11, 2011, except for Mr. Camilleri’s 287,052 PMI shares resulting from his January 30, 2008 special grant, which will vest on January 30, 2012, assuming continued employment until then. Dividend equivalents are payable on a quarterly basis throughout the restriction period.

On February 4, 2009, each of our named executives received PMI equity awards, which vest on February 9, 2012, with a fair value at such grant date as follows: Mr. Camilleri, 404,820 shares, $14,950,003; Mr. Calantzopoulos, 101,040 shares, $3,731,407 and a special performance related grant of 25,000 shares (with a 5 year vesting period), $923,250; Mr. Kunz, 48,850 shares, $1,804,031; Mr. Waldemer, 67,910 shares, $2,507,916; and Mr. Wall, 88,470 shares, $3,267,197.

Outstanding Equity Awards (PMI) as of December 31, 2008

	Option Awards			Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock that Have not Vested (#) (1)(2)		Market Value of Shares or Units of Stock that Have not Vested ($) (3)
Louis C. Camilleri, Chairman and Chief Executive Officer PMI	387,498 199,999 253,529 229,409 299,999 299,999	20.916 11.160 23.203 25.643 27.520 33.988	6/29/2009 1/26/2010 1/31/2011 6/12/2011 2/27/2012 2/27/2012	1/30/2008 1/30/2008 1/31/2007 1/25/2006 1/29/2003	186,986 287,052 152,527 135,000 175,000	(4)	8,135,761 12,489,633 6,636,450 5,873,850 7,614,250

André Calantzopoulos, Chief Operating Officer	5,168 26,382 20,755	27.292 30.325 34.704	6/29/2009 1/31/2011 6/12/2011	1/30/2008 1/31/2007 1/25/2006	39,268 32,032 28,300		1,708,551 1,393,712 1,231,333

Jean-Claude Kunz, President EEMA Region & PMI Duty Free				1/30/2008 1/31/2007 1/25/2006	12,156 10,219 7,480		528,908 444,629 325,455

Hermann G. Waldemer, Chief Financial Officer	3,385 8,902	44.961 44.961	1/31/2011 6/12/2011	1/30/2008 1/31/2007 1/25/2006	20,567 16,789 14,830		894,870 730,489 645,253

Charles R. Wall, Vice Chairman & General Counsel	299,998 22,938 19,996 175,662 185,919 151,419	20.916 11.160 23.815 42.326 23.203 25.643	6/29/2009 1/26/2010 1/26/2010 1/26/2010 1/31/2011 6/12/2011	1/30/2008 1/31/2007 1/25/2006	39,269 33,564 29,650		1,708,594 1,460,370 1,290,072

(1)	Except as in footnote (4) below, these awards vest according to the following schedule:

Grant Date	Vesting Schedule
1/30/2008	100% of award vests on 2/11/2011.
1/31/2007	100% of award vests on 2/12/2010.
1/25/2006	100% of award vests on 2/11/2009.
1/29/2003	100% of award vests on 2/03/2011.

(2)	Dividends and dividend equivalents paid in 2008 on outstanding PMI restricted and deferred stock awards for each of our named executive officers were as follows: Mr. Camilleri, $936,568; Mr. Calantzopoulos, $99,600; Mr. Kunz, $29,855; Mr. Waldemer, $52,186 and Mr. Wall, $102,485.

(3)	Based on the closing market price of PMI on 12/31/08 of $43.51.

(4)	PMI special grant that will vest on 01/30/2012.

Outstanding Equity Awards (Altria) as of December 31, 2008

The outstanding Altria equity awards listed below result from awards made in years before the 2008 spin-off of PMI by Altria Group, Inc. In the spin-off, employees holding pre-2008 grants of Altria options, deferred stock or restricted stock retained those Altria equity awards and also received additional PMI awards of the same type in order to maintain the value of their prior awards. These additional awards were in the same spin-off ratio applicable to common stock held by other stockholders. The only Altria equity awards made to our employees in 2008 were deferred stock awards granted on January 30, 2008. For employees whose continued employment after the spin-off was with PMI, including all of our named executive officers, these 2008 Altria awards were converted at the time of the spin-off entirely into PMI deferred stock awards of equivalent value. The vesting and expiration dates of those PMI awards are the same as those that applied to the original Altria awards. Continued employment by PMI is treated as if it were continued employment with Altria for purposes of the outstanding Altria awards.

Essentially the same procedure was followed in connection with Altria’s 2007 spin-off of Kraft, as a result of which our named executive officers may also continue to hold Kraft equity awards derived from Altria awards granted to them before 2007. Because Kraft was not affiliated with PMI for any portion of 2008 and neither PMI’s performance nor our named executive officers holdings affect the value of those Kraft awards, they have not been included in the tables relating to outstanding equity, option exercises and stock vesting. Because Altria and PMI were affiliated for part of 2008, however, we have included tables relating to outstanding Altria equity awards.

	Option Awards			Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Louis C. Camilleri,	387,500	9.104	6/29/2009	1/31/2007	152,527	2,297,057
Chairman and Chief Executive Officer PMI	200,000	4.858	1/26/2010	1/25/2006	135,000	2,033,100
	229,410	11.161	6/12/2011	1/29/2003	175,000	2,635,500
	300,000	11.978	2/27/2012
	300,000	14.794	2/27/2012

André Calantzopoulos,	5,169	11.879	6/29/2009	1/31/2007	32,032	482,402
Chief Operating Officer	26,383	13.199	1/31/2011	1/25/2006	28,300	426,198
	20,756	15.106	6/12/2011

Jean-Claude Kunz,				1/31/2007	10,219	153,898
President EEMA Region & PMI Duty Free				1/25/2006	7,480	112,649

Hermann G. Waldemer,	3,386	19.570	1/31/2011	1/31/2007	16,789	252,842
Chief Financial Officer	8,903	19.570	6/12/2011	1/25/2006	14,830	223,340

Charles R. Wall,	300,000	9.104	6/29/2009	1/31/2007	33,564	505,474
Vice Chairman & General Counsel	19,997	10.366	1/26/2010	1/25/2006	29,650	446,529
	175,663	18.423	1/26/2010
	22,939	4.858	1/26/2010
	185,920	10.100	1/31/2011
	151,420	11.161	6/12/2011
(1)	These awards vest according to the following schedule:

Grant Date	Vesting Schedule
1/31/2007	100% of award vests on 2/12/2010.
1/25/2006	100% of award vests on 2/11/2009.
1/29/2003	100% of award vests on 2/3/2011.

(2)	Dividends and dividend equivalents paid in 2008 on outstanding Altria restricted and deferred stock awards for each of our named executive officers were as follows: Mr. Camilleri, $1,428,193.50; Mr. Calantzopoulos, $172,023.02; Mr. Kunz, $50,049.89; Mr. Waldemer, $84,798.59; and Mr. Wall, $298,310.00.

(3)	Based on the closing market price of Altria on 12/31/08 of $15.06.

Stock Option Exercises and Stock Vested (PMI) During 2008

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Louis C. Camilleri, Chairman and Chief Executive Officer PMI	171,099	5,297,985	61,900	3,113,570

André Calantzopoulos, Chief Operating Office	11,017	275,619	0	0

Jean-Claude Kunz, President EEMA Region & PMI Duty Free	72,842	1,697,469	0	0

Hermann G. Waldemer, Chief Financial Officer	0	0	0	0

Charles R. Wall, Vice Chairman and General Counsel	131,599	4,201,698	65,800	3,309,740

On February 11, 2009, vesting restrictions lapsed for the following PMI restricted and deferred stock awards derived from Altria stock awards granted in 2006: Mr. Camilleri, 135,000 shares; Mr. Calantzopoulos, 28,300 shares; Mr. Kunz, 7,480 shares; Mr. Waldemer, 14,830 shares; and Mr. Wall, 29,650 shares.

In addition, in conjunction with the spin-off of PMI on March 28, 2008, cash payments for any resulting fractional stock options, deferred shares or restricted shares were paid to the executives as follows: Mr. Camilleri, $266.67; Mr. Calantzopoulos, $128.40; Mr. Kunz, $126.42; Mr. Waldemer, $30.26 and Mr. Wall, $212.89.

Stock Option Exercises and Stock Vested (Altria) During 2008

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Louis C. Camilleri, Chairman and Chief Executive Officer PMI	424,630	4,839,473	186,900	10,721,192

André Calantzopoulos, Chief Operating Office	11,018	112,060	32,270	2,433,319

Jean-Claude Kunz, President EEMA Region & PMI Duty Free	72,846	694,550	8,470	638,680

Hermann G. Waldemer, Chief Financial Officer	0	0	9,780	737,461

Charles R. Wall, Vice Chairman and General Counsel	131,600	1,661,404	101,300	4,054,072

On February 11, 2009, vesting restrictions lapsed for the following Altria restricted and deferred stock awards granted in 2006: Mr. Camilleri, 135,000 shares; Mr. Calantzopoulos, 28,300 shares; Mr. Kunz, 7,480 shares; Mr. Waldemer, 14,830 shares; and Mr. Wall, 29,650 shares.

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of service over the named executive officers’ full careers with us, Altria and other Altria entities. The increments related to 2008 are reflected in the Change in Pension Value column of the Summary Compensation Table above or, in the case of defined contribution plans, in the All Other Compensation footnote. In connection with becoming an independent company, we implemented benefit plans covering U.S. employees that are similar to those maintained by Altria. These plans are described below in detail under “Plans Maintained by PMI.”

Pension Benefits

Name and Principal Position	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2)(3) ($)	Payments During Last Fiscal Year (4) ($)
Louis C. Camilleri, Chairman and Chief Executive Officer PMI	Retirement Plan for Salaried Employees	13.50	583,499
	Benefit Equalization Plan	9.50	2,492,175
	Supplemental Management Employees’ Retirement Plan	26.33	4,610,994
	Supplemental Equalization Plan	30.33	36,024,418
	Target Payment			1,754,659

André Calantzopoulos, Chief Operating Officer	Pension Fund of Philip Morris in Switzerland	27.00	6,154,280
	Philip Morris in Switzerland IC Plan	3.92	1,089,203
	Supplemental Pension Plan of Philip Morris in Switzerland	3.00	1,196,923

Jean-Claude Kunz, President EEMA Region & PMI Duty Free	Pension Fund of Philip Morris in Switzerland	31.00	6,047,578
	Philip Morris in Switzerland IC Plan	3.92	1,528,657
	Supplemental Pension Plan of Philip Morris in Switzerland	3.00	941,725

Hermann G. Waldemer, Chief Financial Officer	Pension Fund of Philip Morris in Switzerland	27.00	4,386,536
	Philip Morris in Switzerland IC Plan	3.92	502,315
	Supplemental Pension Plan of Philip Morris in Switzerland	3.00	1,017,682

Charles R. Wall, Vice Chairman & General Counsel	Retirement Plan for Salaried Employees	18.58	744,520
	Benefit Equalization Plan	14.58	4,442,058
	Supplemental Equalization Plan	18.58	6,729,746
	Target Payment			1,525,496
(1)

As of December 31, 2008, each named executive officer’s total years of service with Altria or its operating subsidiaries were as follows: Mr. Camilleri, 30.33 years, Mr. Calantzopoulos, 23.92 years, Mr. Kunz, 25.83 years, Mr. Waldemer, 21.75 years and Mr. Wall, 18.58 years. Years shown in this column are only those taken into account for benefit accrual purposes under the named plan. Additional years may count for purposes of vesting or early retirement eligibility. Differences between each named executive’s total service and the credited service shown for each plan result from prior transfers between entities sponsoring various plans, including, in the case of Mr. Camilleri, from individual agreements entered into under the Supplemental Management Employees’ Retirement Plan, or SERP,

to reflect his prior service with PMI in Switzerland and with Kraft, as further described below on pages 49 to 50. All years of service are taken into account under the Supplemental Equalization Plan formula, but the benefits provided under that plan are reduced by benefits provided under other plans to avoid duplication. In the case of Mr. Calantzopoulos and Mr. Kunz, the difference of 3.08 and 5.17 years, respectively, between their actual years of service and the years of service reflected in the table with respect to the Pension Fund of Philip Morris in Switzerland results from the executive’s exercise of a feature of the Pension Fund of Philip Morris in Switzerland that allows employees to purchase additional service credit with additional amounts contributed by the employee from his or her own funds. Mr. Waldemer also purchased additional service credit of 9.83 years under this plan. When added to 11.4 years of service credited upon the transfer to this plan of his accrued benefit for 16 years of service under the plan of our German subsidiary when he transferred from Germany to Switzerland on April 1, 2003, and his subsequent actual service in Switzerland (currently 5.75 years), his credited service under the Pension Fund of Philip Morris in Switzerland equals the 27 years shown in the table.

(2)	The amounts shown in this column for Mr. Camilleri and Mr. Wall are based on a single life annuity (or, in the case of the Supplemental Equalization Plan, the amount and lump sum form in which the benefit will be provided) using the same assumptions applied for year-end 2008 financial disclosure under Statement of Financial Accounting Standards No. 87, “Employer’s Accounting for Pensions,” as amended by Statement of Financial Accounting Standards No. 158, except that (i) the Supplemental Equalization Plan amounts shown are based on the lump sum required to purchase an annuity providing the after-tax equivalent of the pension component of that plan assuming an annuity interest rate of 4.25%, and (ii) except that in accordance with SEC requirements, benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement. Thus, for example, the amounts shown in the table include amounts to which Mr. Camilleri will only become entitled if he continues in employment with PMI until attaining age 55, at which time he will be eligible for such an unreduced benefit. See Note 12 to our Consolidated Financial Statements for a description of our Financial Accounting Standards No. 87 assumptions. Like all present value amounts, the amounts shown in this column change as the interest rate used to discount projected future benefits is adjusted, with lower interest rates producing higher present values and higher interest rates producing lower present values. As a result of payments made to trusts established by certain employees, including some of our named executive officers, liabilities with respect to service before 2005 under the Benefit Equalization Plan, or BEP, and the Supplemental Management Employees’ Retirement Plan, or SERP, that were transferred to us from Altria will be less than those shown in this column. (The offsetting trust amount for BEP and SERP pension benefits as of December 31, 2008 with respect to Mr. Camilleri was $2,433,943 and with respect to Mr. Wall was $4,009,092.) Amounts shown for the new Supplemental Equalization Plan, or SEP, established in 2008 to replace the prior Target Payments, reflect the present values of pension benefits in excess of the sum of our tax-qualified pension plan and the BEP and SERP pension benefits. Our liability for SEP benefits will also be less than that reflected in this column because it is also reduced by the portion of the accumulated value at the employee’s retirement or other termination of employment of prior Target Payments attributed to supplemental pension benefits. (As of December 31, 2008, the attributable amount for Mr. Camilleri’s trust was $4,822,945 and for Mr. Wall’s trust was $3,739,336.) These trust amounts and those for the pre-2005 BEP and SERP noted above will fluctuate over time with investment performance and as amounts are distributed to cover taxes on trust earnings. In connection with the transfer of Altria plan obligations to our plans, Altria also transferred assets from their qualified plan trusts to ours and also made certain payments to us with respect to unfunded non-qualified plan obligations that we assumed. For further discussion, see “Overview” under “Plans Maintained by PMI” on pages 47 to 48.

The amounts shown in the column for Mr. Calantzopoulos, Mr. Kunz and Mr. Waldemer are based on a joint and 60% survivor annuity commencing at age 62, the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement and are based on the following actuarial assumptions: discount rate 3.45%; mortality table LPP 2000 with a 2008 adjustment of 2.4% for expected improvements in mortality and interest rate on account balances of 4%. For Mr. Waldemer, the Pension Fund of Philip Morris in Switzerland present value amount shown includes the value of a pension to which he remains entitled under the pension plan of our German subsidiary. Benefits payable under the German plan offset benefits otherwise payable under the Pension Fund of Philip Morris in Switzerland.

(3)	In addition to the benefits reflected in this column, we generally provide a survivor income benefit allowance (SIB allowance) to the surviving spouse and children of U.S.-based employees who die while covered by our Retirement Plan for Salaried Employees. None of the eligible named executive officers is currently married, but SIB allowances could become payable to their children. SIB allowances to children, if there is no surviving spouse, equal for each child ten percent of the base salary of the deceased employee (to a maximum of 30% of base salary), become payable monthly beginning four years after the employee’s death, and continue until the child reaches age 25 as a full-time student (age 19 if not).

(4)	The amounts shown in this column represent Target Payments made in early 2008 in lieu of 2007 pension accruals under the Altria BEP and the Altria SERP. As discussed below, Target Payments to our named executive officers have been discontinued for post-2007 service.

Plans Maintained by PMI

Retirement Plans for U.S.-Based Employees

Overview

Effective on or before the date of our spin-off from Altria, we established the following plans for our U.S.-based employees: the Retirement Plan for Salaried Employees, the Benefit Equalization Plan and the Supplemental Management Employees’ Retirement Plan. The Retirement Plan for Salaried Employees is a funded tax-qualified retirement plan, while the Benefit Equalization and Supplemental Management Employees’ Retirement Plans are non-qualified supplemental plans. The provisions of these plans are essentially identical to the Altria plans of the same names as they existed before our spin-off. Effective with the spin-off, all liabilities with respect to our employees under Altria’s plans were transferred to our new plans. Assets were transferred from trusts established under Altria’s tax-qualified plans to the equivalent tax-qualified plans that we established, and Altria made payments to us with respect to certain liabilities under the non-qualified supplemental plans. An additional supplemental plan, the Supplemental Equalization Plan, was adopted after the spin-off, effective as of the beginning of 2008. Pensions for most of our U.S.-based employees have been payable from a funded tax-qualified pension plan. To the extent that tax law limitations that affect our named executive officers as well as others do not allow paying the full pension under the tax-qualified plan, the balance has been payable under supplemental pension plans. Contributions to our tax-qualified deferred profit-sharing plan are also limited by tax rules, with any amount above the limits being credited under the supplemental deferred profit-sharing plan. Most of the benefits promised to our U.S.-based named executive officers are provided under our supplemental retirement plans.

Beginning in 1996 Altria paid amounts to individual trusts established by a number of employees (including our U.S.-based named executive officers) or to some employees themselves, with respect to the supplemental retirement plan benefits earned for service before 2005. The accumulated values of these payments offset pre-2005 vested benefits promised under both the pension and deferred profit sharing portions of the supplemental plans that would otherwise be payable at or after the employee’s retirement. The payments were not intended to increase total promised benefits but rather to provide greater parity among employees with respect to the extent to which their promised benefits were unfunded and to neutralize any recruitment and retention disincentives presented by substantial unfunded retirement benefit arrangements.

In response to changes in applicable tax laws, accruals and allocations under these supplemental plans (the BEP and the SERP) ceased in years 2005 to 2007 for a number of employees, including

Mr. Camilleri and Mr. Wall. They were replaced by annual Target Payments described under the caption “Target Payments Discontinued January 1, 2008” below. The pre-2005 supplemental plan benefits promised to employees remain in place, and additional payments to individual trusts with respect to these pre-2005 benefits were made for periods through 2007 in order to increase the percentage of promised benefits covered or to reflect shortfalls in the earnings rates originally projected.

During January and February 2008, the Altria Compensation Committee continued to review retirement plans and arrangements and decided to discontinue further payments before retirement relating to pre-2005 benefits and to eliminate the program of annual Target Payments with respect to periods after December 31, 2007. Effective January 1, 2008, our named executive officers and other employees affected by this decision again became subject to accruals and allocations under a new supplemental plan noted below. It is anticipated that these new accruals and allocations will remain unfunded and will not be paid until the employee retires or otherwise terminates employment. The Altria Compensation Committee also limited the portion of Mr. Camilleri’s Annual Incentive that can be treated as compensation for pension calculations to $2,887,500, effective January 1, 2008. Nevertheless, in no event will the present value of his pension, based on certain actuarial assumptions, be less than $36.5 million should he elect to retire as of January 2012 or thereafter.

The new 2008 structure for supplemental retirement plan benefits was implemented by establishing the Supplemental Equalization Plan, or SEP, described below. In order to integrate the prior arrangements in a manner that does not provide duplicative benefits for amounts already paid in prior years, the SEP provides a new pension benefit based on all of an employee’s creditable service and compensation only to the extent such benefit exceeds the sum of benefits under the tax-qualified Retirement Plan for Salaried Employees, pre-2005 supplemental pension benefits under the BEP and SERP, and the portion of the accumulated value of prior Target Payments treated as in lieu of supplemental pension benefits. Similarly, with respect to supplemental deferred profit-sharing plan (“Supplemental DPS”) benefits, the SEP will provide new benefits based on the accumulated value of Supplemental DPS allocations that would have been made or are made for years after 2004 to the extent they exceed the accumulated value of prior Target Payments allocated to these defined contribution benefits. All of the new benefits provided through the SEP are paid in a lump sum following retirement. Distribution of the pre-2005 supplemental plan benefits remains subject to the terms applicable on December 31, 2004. All of our retirement plans are described in more detail below.

Retirement Plan for Salaried Employees

The tax-qualified Retirement Plan for Salaried Employees, or the Retirement Plan, is a non-contributory plan maintained for the benefit of our U.S. payroll-based salaried employees. Subject to tax rule limits noted in the discussion of the Benefit Equalization Plan below, compensation taken into account consists of the amount shown as annual salary and annual incentive in the Summary Compensation Table, except that Mr. Camilleri’s annual incentive taken into account is limited as previously described on page 28. The pension formula generally applicable to calculate benefits for salaried employees provides for lifetime benefits following termination of employment equal to 1.75% of the employee’s five-year average compensation (the sum of annual salary and annual incentive in the 60 consecutive months during the employee’s last 120 months of service that, when divided by five, produces the highest average) minus 0.30% of such compensation up to the applicable Social Security covered compensation amount times years of credited service (up to a maximum of 35). Social Security covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches age 65. This amount is expressed as a single life annuity payable commencing at normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the employee’s death or for commencement of payments before attaining normal retirement age.

Employees who terminate employment before age 55 with vested benefits may commence receiving payment of their accrued pensions after attaining age 55. For such employees, commencing payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 55 or older, the reduction for early commencement is 6% for each year by which commencement precedes age 60. Thus, for example, the annual benefit a vested employee could immediately begin receiving at age 55 increases from 40% to 70% of the annuity payable at normal retirement age if the employee continues to work until age 55 before retiring.

If an employee has 30 years of service and is age 55 or older, or is 60 or older with five years of service, the annuity immediately payable on early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for such an early retirement benefit is a substantial increase in the present value of the pension. Mr. Wall is currently eligible for such early retirement with no reduction for early commencement to his currently accrued normal retirement benefit.

All of our employees, including our named executive officers, who participated in Altria pension plans prior to the spin-off (both qualified plans and the non-qualified plans described below), continue to receive credit under our plans for their prior years of service with Altria and its subsidiaries.

Benefit Equalization Plan

Tax laws applicable to the funded tax-qualified Retirement Plan limit the five-year average annual compensation that can be taken into account under the tax-qualified plan. As a result of these or certain other tax requirements, only a portion of the benefits calculated under the pension formula described above can be paid to certain employees from the Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, eligible employees accrue supplemental benefits. Generally, the benefits accrued under the non-qualified Benefit Equalization Plan, or BEP, equal the difference between the pension benefits determined under the Retirement Plan provisions described above, disregarding the tax law limits, and those that actually can be provided from the Retirement Plan after taking those limits into account.

No named executive officers currently accrue benefits under the BEP. However, prior to 2005, Mr. Camilleri and Mr. Wall accrued supplemental benefits under Altria’s BEP, and these benefits are now payable under our BEP.

Supplemental Management Employees’ Retirement Plan

The Supplemental Management Employees’ Retirement Plan, or SERP, provides a framework for certain other retirement benefits that cannot be paid under the Retirement Plan because of tax limitations and that are not covered by the BEP or SEP. The benefits provided under the SERP to any individual employee are determined in accordance with the provisions of an agreement between the individual and us.

Mr. Camilleri: Mr. Camilleri was designated a participant in the Altria SERP in 1996. Pursuant to this designation he was provided with a SERP benefit equal to the additional pension benefit he would be entitled to receive under the Altria Retirement Plan and the Altria BEP by calculating his benefits under those plans taking into account all of his service with Altria and its subsidiaries, including his service while covered by our plans in Switzerland (16 years and 5 months) and additional service (5 months) under Kraft pension plans. This SERP benefit is offset by any other employer-provided pension benefits. Mr. Camilleri entered into an agreement in 2001 waiving any entitlement to benefits under the Swiss plan, leaving only his Kraft pension plan benefits as an offset. His Altria SERP agreement also limits the service that can be taken into account in calculating his benefits under the

SERP so that such service, when combined with his other years of service with us and our affiliates, cannot exceed 35 years, and ensures that on termination of employment at or after age 55 he will be able to elect between actuarially equivalent benefit forms providing survivor benefits to his former spouse under either 50% or 100% joint and survivor options. These Altria SERP benefits liabilities with respect to pre-2005 are now payable under our SERP. In an effort to simplify the administration of our retirement programs, any additional benefits under Mr. Camilleri’s SERP designation resulting from post-2004 service or compensation changes have been incorporated into the new SEP.

Target Payments Discontinued January 1, 2008

As discussed in the “Overview” on pages 47 to 48 above, in 2008 the Target Payment program was discontinued for employees whose employment with the Company is expected to continue, including all of our U.S.-based named executive officers. Instead, these employees who in the past received Target Payments became eligible for active participation in the SEP effective January 1, 2008.

Previously, for calendar years 2005 through 2007, arrangements were implemented to ensure compliance with tax legislation that became effective in 2005. Under these arrangements, most Altria employees (including Mr. Camilleri and Mr. Wall) who had previously been eligible for individual trust payments that offset benefits otherwise payable under the supplemental retirement plans ceased to accrue additional benefits under the Altria BEP and the Altria SERP. Instead, they received current payments calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits they would have earned had they remained covered by these plans. These “Target Payments” were made annually shortly after the close of each calendar year during which employment continued, subject to Altria’s right to discontinue the payments. Like the payments made for pre-2005 plan benefits, these payments were made to individual trusts established by the employees, including Mr. Camilleri and Mr. Wall, or to the employees themselves. They were not intended to represent an increase from the benefits previously promised to employees. Instead, the annual Target Payments were intended to provide amounts that employees could save for retirement and that had a value approximating the additional supplemental retirement plan accruals they no longer received after 2004.

Until their discontinuance in 2008, these payments completely replaced post-2004 coverage under the Altria supplemental retirement plans for the employees who received them. The amounts of the Target Payments varied from year to year depending on an employee’s age, compensation changes, interest rates, whether the employee would have become eligible for early retirement benefits had he or she continued to be covered by the supplemental retirement plans, and other factors, just as the value of continued plan coverage would have varied from year to year based on such factors.

The Target Payment amounts shown in the column headed “Payments During Last Fiscal Year” are the amounts paid in early 2008 in lieu of participation in the pension portion of the Altria BEP and Altria SERP for 2007. For Mr. Camilleri and Mr. Wall, these are the same amounts that were reported for Target Payments under the Pension Benefits table column headed “Present Value of Accumulated Benefits” for 2007 in Altria’s April 24, 2008 proxy statement.

Supplemental Equalization Plan

Eligible employees who received Target Payments between 2005 and 2007 (including Mr. Camilleri and Mr. Wall) became eligible to participate, as of January 1, 2008, in the Supplemental Equalization Plan, or SEP, an unfunded non-qualified plan established during 2008. The SEP benefit is equal to (1) the eligible employee’s Retirement Plan formula pension benefits above the applicable tax-qualified plan limits determined based on all of the employee’s creditable service and pensionable compensation, taking into account the terms of any prior SERP designations, plus the amounts that would have been contributed for the eligible employee under the Deferred Profit Sharing Plan formula for years after 2004 to the extent they exceed the limits on tax-qualified profit-sharing plans, together with any related earnings, reduced by (2) the employee’s BEP and SERP supplemental pension based on service through December 31, 2004, and (3) further reduced by the accumulated value of the employee’s Target Payments.

Because an employee’s Target Payments and related earnings were subject to taxes as paid or realized, the accumulated value of the employee’s Target Payments is an after-tax amount. However, for purposes of the SEP calculation described above, all amounts are ultimately converted to before-tax amounts, since the SEP benefits are taxable when paid. All of the new benefits provided through the SEP are paid in a lump sum following retirement. Distribution of the pre-2005 BEP and SERP benefits remains subject to the terms applicable on December 31, 2004.

Retirement Plans for Swiss-Based Employees

Pensions for our Swiss-based employees are payable from a funded defined benefit pension plan and incentive compensation (IC) plan qualifying for favorable treatment under Swiss law. To the extent that Swiss tax or other limitations do not allow paying the full pension under the qualified plans, the balance is payable under a supplemental pension plan.

Pension Fund of Philip Morris in Switzerland

With limited exceptions, all Swiss-based employees over 25 years of age become immediately covered by the Pension Fund of Philip Morris in Switzerland, a broad-based contributory funded plan providing defined benefit retirement, disability and death benefits up to limits prescribed under Swiss law. Retirement benefits are expressed as an annuity at normal retirement age equal to 1.8% of the participant’s five-year average pensionable salary (base salary minus 2/3 of the maximum social security benefits of CHF 26,520 in 2008) multiplied by years of credited service (to a maximum of 40 to 41 years, depending on the employee’s birthday). Employees contribute 6% of their pensionable salary to the Fund. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum. For determining lump sum values, a discount rate of 4% and the LPP 2000 mortality table is used. The LPP mortality table is a commonly used mortality table in Switzerland. For an employee who completes 30 years of service and retires at age 62, this translates into payments equivalent to a pension of 54% of five years annual average pensionable salary. For an employee with 40 years of credited service at age 65, this “replacement ratio” is approximately 72% of average salary. Participants may retire and commence benefits as early as age 58; however, for each year that retirement precedes age 62, the 1.8% multiplier used to calculate the amount of the retirement pension is reduced by 0.06% (at age 58 the multiplier is 1.56%).

Swiss law permits participants in a pension plan to make additional voluntary contributions to the pension plan to compensate for missing years of credited service, provided that no service can be credited prior to the plan’s minimum age (age 25, in this case). Participants may also make additional voluntary contributions to the pension plan to increase the early retirement multiplier in the case of early retirement up to the maximum multiplier of 1.8% applied to years of service or to purchase future years of service not to exceed service until age 65. Neither of these employee contributions are matched by us and the latter is credited with interest at 70% of the rate earned by the plan. Upon retirement, the account balance may be converted using the plan’s retirement lump sum factors as described above to determine the additional benefits that it will provide. Such contributions are fully tax deductible in Switzerland by the employee at the time of contribution.

If an employee terminates employment with us before age 58, the lump sum value of the pension calculated using the termination lump sum factors is transferred to either a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case neither the employee not the employer can contribute any further funds. At any time between the age of 58 and 65 the former employee can then elect to take retirement in the form of an annuity, a lump sum or a mix of both.

Philip Morris in Switzerland IC Plan

Swiss-based banded employees eligible to participate in the Annual Incentive program described above are also eligible to participate in the Philip Morris in Switzerland IC Plan, a funded plan which, for the named executive officers, provides for participant contributions of up to 1.5% of pensionable salary (as defined above), subject to maximum Swiss pension law limits, and an equal matching contribution from the employer. As with the pension plan, participants may make additional voluntary contributions subject to certain terms and conditions. Benefits ultimately received depend on interest rates set by the Pension Board of the plan (which consists of members appointed by the employer and an equal number selected by participants in the plan) and are payable in a lump sum or as an annuity. The plan guarantees that there is no loss of principal on either the employee contributions or the company match. In 2008, the plan lost 27.7% and credited 0.0 % on plan balances.

If an employee terminates employment with us before age 58, the employee’s account value (employer and employee) is transferred to either a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case neither the employee not the employer can contribute any further funds to the plan although interest does accrue on the account balance. At any time between the age of 58 and 65 the former employee can then elect to take retirement in the form of an annuity, a lump sum payment or a mix of both.

Supplemental Pension Plan of Philip Morris in Switzerland

For some Swiss-based employees, including Mr. Calantzopoulos, Mr. Kunz and Mr. Waldemer, the laws and regulations applicable to the Pension Fund of Philip Morris in Switzerland and the Philip Morris in Switzerland IC Plan limit the benefits that can be provided under those plans. For these employees, we maintain a Supplemental Pension Plan under which an amount is calculated and deposited annually in a trust to make up for the difference between the full pension an employee would have received if these plans were not subject to such limitations. However, these elements do not serve to increase the amount that an individual would have received absent such limits. In determining the amount of the annual deposit, the assumptions used are the same as those listed above for the Pension Fund of Philip Morris in Switzerland.

In the event of termination of employment from the company, the provisions of the Pension Fund of Philip Morris in Switzerland and the Philip Morris in Switzerland IC Plan apply. As the Supplemental Plan is not a tax-qualified plan, the benefits from this plan, when paid, are adjusted for the loss of favorable tax-qualified plan treatment.

In determining the amount of the annual deposit, the assumptions used are the same as those listed above for the Pension Fund of Philip Morris in Switzerland.

Non-Qualified Deferred Compensation

Name and Principal Position	Plan Name	Executive Contributions in 2008 ($)	Registrant Contributions in 2008 ($)	Aggregate Earnings in 2008 ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2008 ($) (2)
Louis C. Camilleri, Chairman and Chief Executive Officer PMI	Benefit Equalization Plan, Deferred Profit Sharing (BEP),	0	0	65,460	0	1,635,445
	Supplemental Equalization Plan, Deferred Profit Sharing (SEP)	0	204,596	27,981	0	950,226

Charles R. Wall, Vice Chairman & General Counsel	Benefit Equalization Plan, Deferred Profit Sharing (BEP),	0	0	47,512	0	1,187,029
	Supplemental Equalization Plan, Deferred Profit Sharing (SEP)	0	133,681	14,958	0	533,272
(1)	The amounts in this column consist of amounts credited as earnings for 2008 on account balances attributable to pre-2005 participation under the defined contribution portion of the BEP and earnings credited for 2008 under the SEP with respect to the deemed defined contribution credits and accumulated earnings for 2005 and subsequent years. These amounts do not constitute above-market earnings and, accordingly, are not included in amounts reported in the Summary Compensation Table above. The amounts shown as “Registrant Contributions in 2008” are contribution allocations under the SEP in 2009 for service during 2008, and in accordance with applicable disclosure rules are also reported in the “All Other Compensation” portion of the Summary Compensation Table.

(2)	The aggregate balances shown in this column for the SEP include, in addition to 2008 contribution credits and 2008 earnings, amounts as of December 31, 2007 reflecting deemed contributions and earnings of such contributions for 2005 through 2007. These December 31, 2007 amounts are fully satisfied from Target Payments already made and previously reported for such years. They are included here to ensure a full presentation of our non-qualified defined contribution benefits. The amounts in this column include allocations reported by Altria in Summary Compensation Tables for previous years in the following amounts: for Mr. Camilleri $1,136,324; and for Mr. Wall $489,714. Additional allocations in years when Mr. Wall was not a named executive officer included in the Summary Compensation Table, were $301,026. As a result of payments made to trusts established by the named executive officers, as described previously, all our liabilities shown in this column are less than the amounts shown in the table.

(3)	Mr. Calantzopoulos, Mr. Kunz and Mr. Waldemer, who are Swiss-based employees, do not participate in the Deferred Profit Sharing Benefit Equalization Plan or the Supplemental Equalization Plan.

Deferred Profit Sharing, Benefit Equalization and Supplemental Equalization Plans

We provide non-qualified defined contribution benefits supplementing the benefits provided under our tax-qualified Deferred Profit Sharing Plan for Salaried Employees, or DPS. For the portion of 2008 before our spin-off from Altria, our DPS was essentially identical to the corresponding Altria plan previously covering our U.S.-based employees. Under the DPS, contributions are made on behalf of each participant for each year. The contribution is determined by a formula relating to our profits (but is capped at 15% of DPS participants’ aggregate salary), which has generally resulted in the contribution for any participant equaling 15% of the participant’s salary for the year, subject to the tax law limit described below. For our named executive officers, the salary taken into account is the amount reported as annual salary in the Summary Compensation Table. Effective as of our spin-off from Altria, our DPS has been revised to change the contribution formula to one that is based on the performance rating of our business, with contributions ranging from 7% of salary to 15% of salary depending on business performance. Because of strong performance ratings, the revised formula also resulted in a 15% contribution for 2008.

As is the case with the Retirement Plan, applicable U.S. tax laws limit the amount of compensation ($230,000 for 2008) that can be taken into account under the DPS for any year and impose other limits on the amounts that can be allocated to individuals. A DPS participant whose salary was more than that amount or who was otherwise affected by tax law limits has a contractual promise to be paid an amount generally equal to the additional benefits the participant would have received under the DPS but for the application of the tax law limits. To record that promise, bookkeeping accounts have been maintained under the Benefit Equalization Plan, or BEP, for each participant. (Our BEP is essentially identical to the Altria BEP previously covering our U.S.-based employees; any notional balances for U.S.-based employees have been transferred to our BEP). For our U.S.-based employees who received Target Payments, including Mr. Camilleri and Mr. Wall, the bookkeeping accounts under the BEP apply with respect to benefits earned for service through December 31, 2004. To simplify plan administration, the notional amounts related to subsequent service by this group of employees are credited under the Supplemental Equalization Plan, or SEP. For each year, an amount is credited to the account maintained for the participant equal to the difference between the amount that otherwise would have been contributed to the DPS on the participant’s behalf for the year and the amount that was actually contributed. A further notional allocation is made annually to reflect what the amount credited to the participant’s account under the BEP or SEP would have earned if that account were invested in a specified investment fund maintained under the DPS. The DPS fund used as an earnings measure under this portion of the BEP and SEP is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2008, produced earnings at a rate of approximately 4.2%. Participants typically receive their benefits upon termination of employment in a lump sum or, if elected in advance, as a deferred lump sum payment or in installments over a number of years not to exceed their life expectancy.

Mr. Camilleri and Mr. Wall were credited with defined contribution allocations under the Altria BEP for their service in years before 2005, and the resulting balances were transferred to us under our BEP. As described above, in prior years, Altria and its operating subsidiaries made funding payments to individual trusts established by a number of employees or directly to the employees themselves that serve to reduce benefits otherwise payable at retirement for vested benefits promised under the BEP. For service after 2004, allocations (other than allocations of earnings on amounts previously credited) under this portion of the Altria BEP ceased for most employees who were eligible for these payments. Instead, these employees, including Mr. Camilleri and Mr. Wall received payments described under the “Target Payments Discontinued January 1, 2008” heading below. With the discontinuance of Target Payments in 2008, supplemental defined contribution allocations for years after 2004 are credited under the new Supplemental Equalization Plan discussed on pages 47 through 48 and 50.

Employment Contracts, Termination of Employment and Change of Control Arrangements

As a general matter, PMI has not utilized special employment contracts for its named executive officers. Under the terms of PMI’s 2008 Performance Incentive Plan a change of control of PMI would have the following consequences:

•	any options or stock appreciation rights would become vested and exercisable;

•	the restrictions on outstanding restricted stock or deferred stock would lapse;

•	unless otherwise determined by the PMI Compensation and Leadership Development Committee, awards of the types described in the above two bullets would be cashed out at the change in control price;

•	fully earned but unpaid incentive awards would become payable; and

•

annual incentive awards (and any long term incentive awards, though we have none outstanding) for performance cycles not yet completed as of the change of control date would become payable based on a proration (the number of full or partial completed months divided by the total number of months in the performance cycle) of the target award opportunity for the cycle.

The amounts that would have become payable on a change of control of PMI, calculated as if a change of control occurred on December 31, 2008, are as follows:

	Unvested Restricted or Deferred Stock(1)	Completed 2008 Annual Incentive Cycle(2)	Total
Camilleri	$53,475,650	$4,500,000	$57,975,650
Calantzopoulos	$5,768,026	$2,223,262	$7,991,288
Kunz	$1,704,514	$1,138,580	$2,843,093
Waldemer	$3,022,330	$1,739,029	$4,761,358
Wall	$5,961,946	$1,980,000	$7,941,946

(1)	Assumes the change of control price is equal to the closing market price of PMI on December 31, 2008 of $43.51, Altria of $15.06, and Kraft of $26.85.

(2)	Assumes target award payable under our Annual Incentive Award program for a full year. Amounts for our Swiss-based named executive officers are converted to U.S. dollars using the exchange rate on December 31, 2008 of $1.00 = 1.0687 CHF.

Benefits payable under PMI retirement plans and the non-qualified deferred compensation plan are discussed above. None of those plans nor any other related agreements provide PMI’s executive officers, including our named executive officers, with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that in the event of a change in control ensure vesting and continuation of profit-sharing contributions for the year of a change in control and the following two years. Mr. Camilleri and Mr. Wall are already fully vested. Similarly, no special provisions apply to named executive officers with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Involuntary Separation Without Cause

In the event of involuntary separation without cause, our salaried employees, including all of our named executive officers, are eligible to receive severance. A severance payment is typically determined as a multiple of monthly base salary. The amount of severance paid varies based on a number of factors including the circumstances of the termination and the number of years of service provided to us by the executive. Our U.S.-based named executive officers, Mr. Camilleri and Mr. Wall would be entitled under formal severance policies to severance equal to 12 months of base salary, and any amounts in excess of that, including cash in lieu of restricted or deferred stock or pro-rated incentive plan payments, are paid pursuant to a non-compete/non-solicitation agreement or general release of claims. Periods for which employees are entitled to regular severance payments and, in some circumstances additional severance periods agreed to in connection with non-compete/non-solicitation or general release agreements, may be counted toward vesting and eligibility for early retirement under our pension plans and for purposes of our post-retirement medical plans.

For our employees who are not U.S.-based, we have no formal severance policy but would usually provide severance based on factors similar to those discussed above for U.S.-based employees, taking into account local law and custom. The laws of local jurisdictions may require us to provide severance pay and/or benefits in specified amounts upon an involuntary separation.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2008

To Our Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Oversight Board regarding the independent accountant communications with the audit committee concerning their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2008 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses. The Audit Committee has also reviewed trade policy compliance with the Chief Compliance Officer.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee:

Lucio A. Noto, Chair

Mathis Cabiallavetta

J. Dudley Fishburn

Sergio Marchionne

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Independent Auditors’ Fees

Audit Fees

Aggregate fees, including out-of-pocket expenses, paid to our independent auditors, PricewaterhouseCoopers SA (“PricewaterhouseCoopers”), were comprised of the following (in millions):

2008 Actual
Audit Fees (1)	$21.37
Audit-Related Fees (2)	0.79
Tax Fees (3)	5.60
All Other Fees (4)	0.07

TOTAL	$27.83

(1)	Fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; and (iii) reviews of documents filed with the Securities and Exchange Commission.

(2)	Fees and expenses for professional services rendered by PricewaterhouseCoopers for audit-related services, which include due diligence related to acquisitions and divestitures, employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)	Fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.

(4)	Fees and expenses for professional services primarily relating to reviews of benefit plan procedures and other miscellaneous professional services.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ending December 31, 2009 and has directed that management submit the selection of independent auditors to stockholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

APPROVAL OF ELIGIBILITY, BUSINESS CRITERIA FOR AWARDS AND AWARD LIMITS

UNDER THE 2008 PIP

We seek stockholder approval of the eligibility requirements, business criteria for performance goals, and award limits under the Philip Morris International Inc. 2008 Performance Incentive Plan (the “2008 PIP”). Stockholder approval of these plan terms is one of the requirements for allowing us to continue to make awards that will be tax-deductible by us as performance-based compensation.

As described on pages 108 to 112 of our Form 10 filed with the SEC on March 5, 2008, Altria Group, Inc. (“Altria”), our sole stockholder prior to our spin-off from Altria, approved the 2008 PIP to put in place a replacement plan for the Company that, after the spin-off, would provide for cash and equity-based incentive awards like those authorized under the Altria 2005 Performance Incentive Plan that was approved by Altria’s stockholders. Such awards constitute an important part of our overall compensation program. Pursuant to the approval by Altria before the spin-off, 70,000,000 shares of our common stock were reserved and available for awards under the 2008 PIP. The 2008 PIP document was filed as Exhibit 10.10 to the Form 10 filed with the SEC on February 7, 2008. For reference, a copy of the 2008 PIP is attached as Exhibit H hereto.

The number of shares to be issued upon exercise or vesting and the number of shares remaining available for future issuance under the 2008 PIP (our only equity compensation plan for employees) at December 31, 2008, were as follows:

	Number of Shares to be Issued upon Exercise of Outstanding Options and Vesting of Deferred Stock	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders(1)	27,729,608	$22.99	36,926,402

(1)	Approved by Altria as our sole stockholder prior to the spin-off.

Eligibility.    Salaried employees of the Company, its subsidiaries and its affiliates, who are responsible for or contribute to the management, growth and profitability of the Company, its subsidiaries and affiliates, are eligible to receive awards under the 2008 PIP. Such eligible employees include executive officers, senior officers, and other key executive and management employees (currently, approximately 1,000). Awards that are paid to our named executive officers (other than the Chief Financial Officer) are potentially subject to the tax deduction limitations of Section 162(m) of the Internal Revenue Code (the “Code”). The limitations of Section 162(m) do not apply, however, to “performance-based” compensation that meets certain requirements, including stockholder approval of the eligibility requirements, business criteria for performance goals and award limits of the plan pursuant to which such awards are made.

Business Criteria for Performance Goals.    The performance goals for awards that are intended to constitute performance-based compensation for purposes of Section 162(m) will be based on one or more of the following: earnings per share, total stockholder return, operating income, net income, adjusted net income, cash flow, return on equity, return on capital, and Economic Value Added (i.e., net after-tax operating profit less the cost of capital).

Award Limits.    The 2008 PIP places limits on the maximum amount of each type of award that may be granted to any employee in any plan year. Under the 2008 PIP, no employee may receive awards of stock options and stock appreciation rights that cover in the aggregate more than three million shares in any plan year. Additionally, no employee may receive awards of restricted stock, restricted stock units, deferred stock units, and other stock-based awards (whose values are not based on spread values) that cover in the aggregate more than one million shares in any plan year. The total amount of an employee’s incentive award (taking into account both cash and the fair market value of any unrestricted stock or other unrestricted award measured by the full value of stock) may not exceed $12,000,000.

Award limits that are expressed as a number of shares will be adjusted appropriately in the event of any transaction or event that affects our Common Stock, including but not limited to a merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants.

Other Information.    The 2008 PIP permits awards in the form of performance-based annual or long-term incentive awards (payable either in cash or Company stock, or a combination of the two), restricted stock, restricted stock units (deferred stock), options, stock appreciation rights, and other stock-based awards. Awards are subject to the vesting and other terms established by the Compensation and Leadership Development Committee, and stock-based awards may include rights to dividends or dividend equivalent payments. Upon a change in control of the Company, as defined in the 2008 PIP, stock-based awards become fully vested and, unless otherwise determined by the Compensation and Leadership Development Committee, are cashed out, and incentive awards are paid on a pro rata basis based on the target incentive award opportunity.

We have taken and will continue to take appropriate actions, to the extent feasible, to preserve the deductibility of awards under the 2008 PIP. However, notwithstanding this general policy, the Compensation and Leadership Development Committee has authorized, and continues to retain the discretion to authorize, other payments that may not be deductible, if it believes that they are in both the Company’s best interests and those of our stockholders.

The 2008 PIP was adopted January 29, 2008 and, except as otherwise provided by the Board, no awards will be made under the 2008 PIP after January 29, 2013. However, any awards granted before January 29, 2013 may extend beyond such date. The Board may amend the 2008 PIP at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price of any stock option, stock appreciation right, or other stock-based award to less than fair market value on the date of grant (except for certain adjustments in connection with corporate transactions or events) or (ii) increase the number of shares of Common Stock that may be distributed under the 2008 PIP.

The Board recommends a vote FOR approval of the eligibility requirements, business criteria for performance goals, and award limits under the 2008 Performance Incentive Plan, and proxies held by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

STOCKHOLDER PROPOSALS

The Company received a proposal for the 2009 Annual Meeting from (Rev) Michael H. Crosby, Corporate Responsibility Agent for the Province of St. Joseph of the Capuchin Order. The proposal asked us to implement procedures to help protect agricultural workers from “Green Tobacco Sickness,” an illness that can result from absorbing nicotine through the skin when harvesting wet tobacco, characterized by headaches, nausea, and increased heart rate. Although we do not employ agricultural workers, the Company does require that the growers and suppliers from whom we purchase tobacco employ Good Agricultural Practices (“GAP”) to, among other things, enhance worker safety.

Management and the Board take all stockholder proposals very seriously. After receiving Father Crosby’s proposal, we reviewed our GAP requirements and the growing literature on Green Tobacco Sickness and determined that we should take action to help address the problem raised by the proposal. As a result, we are taking the following steps:

•	We are including specific protocols on Green Tobacco Sickness in our GAP.
•	We will educate and inform our growers and leaf suppliers worldwide about Green Tobacco Sickness.
•	We will include provisions in our contracts with our growers and leaf suppliers requiring them to implement the Green Tobacco Sickness protocols.
•	We will develop ways to monitor and verify compliance by our growers and leaf suppliers with the new requirements and to determine that the requirements are implemented down the supply chain.
•	We will work with universities to develop training and information materials regarding Green Tobacco Sickness and integrate these into our GAP program.
•

Where possible, we will inform appropriate governmental authorities in which Green Tobacco Sickness is an issue about the need to inform workers and initiate awareness, prevention and treatment programs. We will also consider supporting regulations that provide appropriate action to protect workers from Green Tobacco Sickness.

•	We will report our progress on the program outlined above on an annual basis, and we will include a specific section on our website on Green Tobacco Sickness and its prevention.

In view of our commitment to undertake the actions outlined above, Father Crosby has agreed to withdraw his proposal. We wish to acknowledge Father Crosby and the Province of St. Joseph of the Capuchin Order and thank them for supporting this important issue and their role in working with us to take action to address the problem of Green Tobacco Sickness.

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

Policies and Procedures

The Board has adopted a policy, attached hereto as Exhibit G, that requires our executive officers, directors and nominees for director to promptly notify the Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person’s immediate family members (“Related Persons”) has, had or may have a direct or indirect material interest (a “Related Person Transaction”). The Corporate Secretary, in consultation with outside counsel, to the extent appropriate, shall determine whether a potential transaction with a Related Person constitutes a Related Person Transaction requiring review under the policy (including whether the Company or the Related Person has a material interest, based on review of all facts and circumstances). If the Corporate Secretary determines that (i) the proposed Transaction constitutes a Related Person Transaction or (ii) it would be beneficial to further review the transaction under the policy, then, in either case, the transaction will be referred to the chief executive officer (“CEO”) or the Nominating and Corporate Governance Committee (the “Committee”) of the Board for consideration in accordance with procedures provided under the policy. In deciding whether to approve or ratify the Related Person Transaction, the Corporate Secretary is required to consider all relevant facts and circumstances, including without limitation the materiality and character of the Related Person’s direct or indirect interest in the Related Person Transaction, the benefit of the Related Person Transaction to the Company, the materiality and character of the Company’s direct or indirect interest in the transaction, as well as its commercial reasonableness, the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the New York Stock Exchange listing standards) and the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction. Based on the review of such facts and circumstances, the reviewer will approve, ratify or disapprove the Related Person Transaction; provided that the reviewer will not approve or ratify a Related Person Transaction unless it is determined that the transaction is not opposed to the best interests of the Company. All determinations by the CEO and Corporate Secretary must be reported to the Nominating and Corporate Governance Committee at its next meeting.

In addition to this policy, the Director Code – which is available on the our Web site – has specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and, (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company.

Similarly, the Code of Conduct of the Company requires all officers and employees of the Company to avoid situations where the officer’s or employee’s personal, financial or political activities have the potential of interfering with his or her loyalty and objectivity to the company. The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

We are required to provide an Annual Report to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (not including exhibits and documents incorporated by reference), are available without charge to stockholders upon written request to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017. You may review the Company’s filings with the Securities and Exchange Commission by visiting our Web site at www.pmintl.com.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by us. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

2010 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. Our By-Laws set forth the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 2010 Annual Meeting, notice of the nomination must be received by the Company between October 27 and November 26, 2009. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a stockholder and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. For a stockholder to bring other matters before the 2010 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is 120 Park Avenue, New York, New York 10017. Any stockholder desiring a copy of the Company’s By-Laws (which are posted on our Web site www.pmintl.com) will be furnished one without charge upon written request to the Corporate Secretary.

G. Penn Holsenbeck

Corporate Secretary

March 26, 2009

Exhibit A

Corporate Governance Guidelines Philip Morris International Inc.

A.	ROLE AND RESPONSIBILITY OF THE BOARD		A-2

B.	BOARD COMPOSITION, STRUCTURE AND POLICIES		A-2
	1.	Board Size	A-2
	2.	Independence of Directors	A-2
	3.	Annual Election of Directors	A-2
	4.	Vacancies	A-3
	5.	Board Membership Criteria	A-3
	6.	Limitation on Number of Management Directors	A-3
	7.	Chairman of the Board and Chief Executive Officer	A-3
	8.	Presiding Director	A-3
	9.	Change in Primary Employment	A-4
	10.	Conflicts of Interest	A-4
	11.	No Specific Limitations on Other Board Service	A-4
	12.	No Limitations on Terms; Retirement Age	A-4
	13.	Director Orientation and Continuing Education	A-5
	14.	Director Communications with Third Parties	A-5
	15.	Communications with the Board	A-5

C.	BOARD MEETINGS		A-5
	1.	Frequency of Meetings	A-5
	2.	Strategic Plan Review	A-5
	3.	Attendance at Meetings	A-5
	4.	Information Flow and Distribution of Meeting Materials	A-6
	5.	Agendas	A-6
	6.	Access to Management and Independent Advisors	A-6
	7.	Executive Sessions	A-6

D.	COMMITTEES OF THE BOARD		A-6
	1.	Committees and Responsibilities	A-6
	2.	Membership and Chairs of Committees	A-7
	3.	Committee Agendas, Meetings and Reports to the Board	A-7

E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING		A-7
	1.	Annual Evaluation of the Chief Executive Officer	A-7
	2.	Succession Planning	A-8
	3.	Board and Committee Self-Evaluations	A-8

F.	BOARD COMPENSATION		A-8

G.	CONFIDENTIAL VOTING		A-8

	ANNEX A: Categorical Standards of Director Independence		ANA-1

Corporate Governance Guidelines Philip Morris International Inc.

A. ROLE AND RESPONSIBILITY OF THE BOARD

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

B. BOARD COMPOSITION, STRUCTURE AND POLICIES

1. Board Size

The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the appropriate size of the Board. The Board believes that the quality of the individuals serving on the Board and the overall balance of the Board is more important than the number of members.

2. Independence of Directors

The Board shall be comprised of a substantial majority of directors that meet the independence requirements under New York Stock Exchange listing standards and these Corporate Governance Guidelines. The Board shall annually make an affirmative determination as to the independence of each director following a recommendation by the Nominating and Corporate Governance Committee and a review of all relevant information. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto.

3. Annual Election of Directors

All directors are elected annually by the Company’s stockholders. Each year the Board recommends a slate of directors for election by stockholders at the Annual Meeting of Stockholders. The Board’s recommendations are based on the recommendations of the Nominating and Corporate Governance Committee.

Any incumbent director nominated for re-election as director who is not re-elected in accordance with Article II, Section 4 of the Company’s By-Laws shall offer promptly in writing to submit his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will consider the offer and make a recommendation to the full Board as to whether to accept or reject the offer. The full Board will consider all factors it deems relevant to the best interests of the Company, make a determination and publicly disclose its decision and rationale within 90 days after certification of the election results.

Any director who offers to resign pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee’s recommendation or Board of Directors’ action regarding whether to accept the resignation offer; provided, however, that if each member of the Nominating and Corporate Governance Committee fails to receive a sufficient vote for re-election, then the independent directors who did receive a sufficient vote shall appoint a committee to consider the resignation offers and recommend to the Board of Directors whether to accept them. If the only directors who receive a sufficient vote for re-election constitute three or fewer directors, then all directors may participate in the action regarding whether to accept the resignation offers. An incumbent director who has offered to resign pursuant to this Section B.3 shall promptly submit such resignation upon the Board of Director’s acceptance of such offer. If a resignation offer is accepted or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Article II, Section 6 of the Company’s By-Laws or decrease the size of the Board of Directors.

4. Vacancies

Under the By-Laws, the Board may fill vacancies in existing or new director positions. Such directors elected by the Board serve only until the next Annual Meeting of Stockholders when they must stand for election by the stockholders.

5. Board Membership Criteria

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

6. Limitation on Number of Management Directors

The Board believes that it is generally preferable that the Chief Executive Officer be the only member of management who serves as a member of the Board. The Board may from time to time determine that it is appropriate to nominate a second member of management to the Board.

7. Chairman of the Board and Chief Executive Officer

The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairman of the Board (the “Chairman”) and Chief Executive Officer in the way that it believes is in the best interest of the Company. The Board currently believes that it is in the best interest of the Company not to split the positions and that the Chief Executive Officer should also serve as the Chairman.

8. Presiding Director

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director is identified in the Company’s proxy statement and on its Web site. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;

•	Call meetings of the non-management directors as he or she deems necessary;

•	Serve as a liaison between the Chairman and the non-management directors;

•	Approve agendas and schedules for Board meetings;

•	Advise the Chairman of the Board’s informational needs and approve information sent to the Board;

•

Together with the Chairman of the Compensation and Leadership Development Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and

•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

9. Change in Primary Employment

Non-management directors who retire or change their primary employment must tender their resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to whether to accept the resignation or not.

10. Conflicts of Interest

If a director develops an actual, apparent or potential conflict of interest, the director should report the matter promptly to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

If a director has a direct or indirect personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and the matter shall not be approved unless it receives the affirmative vote of a majority of the directors or the appropriate committee who have no direct or indirect personal interest in the matter.

11. No Specific Limitations on Other Board Service

The Board does not believe that its members should be prohibited from serving on boards and committees of other organizations. Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of the Company. Directors are expected to inform the Chairman and the Chairman of the Nominating and Corporate Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company. The Nominating and Corporate Governance Committee and the Board will take into account the nature and extent of an individual’s other commitments when determining whether it is appropriate to nominate such individual for election or re-election as a director. Service on boards and committees of other organizations should be consistent with the Company’s conflict of interest policies. If a member of the Audit Committee serves on more than three audit committees of public companies, the Board shall determine whether such public service would impair the ability of such member to effectively serve on the Audit Committee.

12. No Limitations on Terms; Retirement Age

The Board does not believe in term limits or a retirement age for non-management directors because it would deprive the Board of Directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations.

A management director must resign from the Board upon ceasing to be an officer of the Company, and in any event, must resign upon reaching the age of 65.

13. Director Orientation and Continuing Education

The Company provides an orientation process for new directors, including a review of background material on the Company, a briefing on key issues facing the Company and meetings with senior management. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, Code of Conduct and compliance programs and other matters. Periodically, the Board meets with senior management and visits facilities at the Company’s operating companies. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities.

14. Director Communications with Third Parties

The Board believes that senior management speaks for the Company and the Chairman speaks for the Board. Communications about the Company with stockholders, analysts, the press, media and other constituencies should be made by management. Individual directors may from time to time meet with or communicate with various constituencies with which the Company is involved. It is expected that Board members would do this with the knowledge of management and, absent unusual circumstances or as otherwise contemplated by these Guidelines, only at the request of management.

15. Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing the Presiding Director, Board of Directors of Philip Morris International Inc., 120 Park Avenue, New York, NY 10017. The non-management directors have procedures for the handling of communications from stockholders and other interested parties and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

C. BOARD MEETINGS

1. Frequency of Meetings

The Board holds regular meetings six to seven times per year, and special meetings are held when necessary. A Board meeting is held following the Annual Meeting of Stockholders and is the organizational meeting at which officers and members and chairs of Board committees are elected.

2. Strategic Plan Review

The Board meets at an offsite location for several days each year to review the Company’s strategic plan.

3. Attendance at Meetings

Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

4. Information Flow and Distribution of Meeting Materials

Various materials are distributed to the Board on a continuing basis throughout the year and reports and presentations are made at Board and Committee meetings to keep the Board informed on an ongoing basis of the performance of the Company and its businesses, their future plans (including acquisitions, divestitures and capital expenditures), the various issues that they face, and new developments. The materials for each Board meeting are distributed in advance of the meetings to give directors an opportunity to review such materials prior to the meeting in order to facilitate active and informed discussion at the meeting.

5. Agendas

The Chairman proposes the agenda for each meeting of the Board in consultation with the Presiding Director who approves the agenda taking into account suggestions from other members of the Board.

6. Access to Management and Independent Advisors

Board members have unrestricted access to management. The Board and each Committee of the Board have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the Committees as they may deem appropriate.

7. Executive Sessions

Non-management directors meet in executive session at each Board meeting without any members of management being present. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. The Presiding Director presides over the executive sessions.

D. COMMITTEES OF THE BOARD

1. Committees and Responsibilities

Pursuant to the Company’s By-Laws, the Board may establish committees from time to time to assist it in the performance of its responsibilities. There are currently five Board Committees:

a. Audit Committee.

The Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

b. Compensation and Leadership Development Committee.

The Committee is responsible for discharging the Board’s responsibilities relating to executive compensation, including determining the compensation of the Chief Executive Officer, producing an annual compensation committee report on executive compensation to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and reviewing the succession plans for the Chief Executive Officer and other senior executives.

d. Finance Committee.

The Committee monitors the financial condition of the Company, oversees the sources and uses of cash flow and the investment of employee benefit plan assets and advises the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

e. Nominating and Corporate Governance Committee.

The Committee is responsible for identifying individuals qualified to become Board members, recommending a slate of nominees for election at each annual meeting of stockholders, making recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees, developing and recommending to the Board the Company’s corporate governance guidelines and overseeing the evaluation of the Board and its Committees.

f. Product Innovation and Regulatory Affairs Committee.

The Committee monitors and reviews the development of new products (with a particular emphasis on our research and development efforts to develop products that have the potential to reduce the risk of tobacco related diseases), key legislative, regulatory and public policy issues and trends affecting the Company and progress on the Company’s societal alignment initiatives.

A full description of the responsibilities of each of the Committees is set forth in the Committee charters that are published on the Company’s Web site.

The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

2. Membership and Chairs of Committees

The members of the Audit, Compensation and Leadership Development and Nominating and Corporate Governance Committees shall consist only of those directors whom the Board determines meet the New York Stock Exchange independence requirements and who meet the additional requirements for committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations and the Committee charters. At least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined in regulations of the Securities and Exchange Commission.

The Board does not favor mandatory rotation of Committee assignments or Chairs. The Board believes that experience and continuity are more important than rotation.

3. Committee Agendas, Meetings and Reports to the Board

The Chair of each Committee, in consultation with the other Committee members, shall set meeting agendas and determine the frequency and length of Committee meetings. Each Committee reports its actions and recommendations to the Board.

E. PERFORMANCE EVALUATION AND SUCCESSION PLANNING

1. Annual Evaluation of the Chief Executive Officer

The Compensation and Leadership Development Committee shall establish annual and long-term financial and strategic goals and objectives for the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine and approve the compensation of the Chief Executive Officer based on this evaluation. The Compensation and Leadership Development Committee will review with the Board its evaluation of the Chief Executive Officer’s performance and its determination of the Chief Executive Officer’s compensation. The Chair of the Compensation and Leadership Development Committee and the Presiding Director will communicate this evaluation to the Chief Executive Officer.

2. Succession Planning

The Compensation and Leadership Development Committee is responsible for reviewing and assisting with the development of executive succession plans, evaluating and making recommendations to the Board regarding potential candidates to become Chief Executive Officer, and evaluating and approving candidates to fill other senior executive positions.

3. Board and Committee Self-Evaluations

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board and overseeing an annual self-evaluation process for the Board and for the Audit, Compensation and Leadership Development, Nominating and Corporate Governance and other Committees of the Board. The Board will discuss the results of the self-evaluations to determine whether the Board and its Committees are functioning effectively and whether any actions should be taken to improve their effectiveness.

F. BOARD COMPENSATION

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the proxy peer group and general industry data, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the long-term interests of stockholders.

Employees of the Company serving as directors shall not receive any additional compensation for service on the Board.

G. CONFIDENTIAL VOTING

It is the Company’s policy to hold the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. It is also the Company’s policy to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Annex A

(Corporate Governance Guidelines)

Categorical Standards of Director Independence

A director is considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship (either directly or as a partner, shareholder or officer of an organization that has a relationship) with the Company or any of its subsidiaries. The Board has established the categorical standards set forth below to assist it in making such determinations.

1. A director will not be considered independent if the director:

(i)	is, or within the last three years has been, employed by the Company or any of its subsidiaries;

(ii)	has an immediate family member who is, or within the last three years has been, employed as an executive officer of the Company or any of its subsidiaries;

(iii)	receives, or during any twelve-month period within the last three years has received, more than $120,000 per year in direct compensation from the Company or its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iv)	has an immediate family member who receives, or during any twelve-month period within the last three years has received, more than $120,000 per year in direct compensation as an executive officer of the Company other than pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(v)	is a current partner or current employee of the independent auditors of the Company or any of its subsidiaries;

(vi)	has an immediate family member who is a current partner of the independent auditors of the Company or any of its subsidiaries, or is a current employee of such firm and personally works on the audit of the Company or any of its subsidiaries;

(vii)	has within the last three years (but is no longer) been a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

(viii)	has an immediate family member who was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

(ix)	is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company serve, or within the last three years have served, on such other company’s compensation committee;

(x)	has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company serve, or within the last three years have served, on such other company’s compensation committee;

(xi)	is a current employee of a company that has made payments to, or received payments from, the Company or its subsidiaries for property or services in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

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(xii)	has an immediate family member who is a current executive officer of a company that has made payments to, or received payments from, the Company or its subsidiaries for property or services in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

2. Relationships of the following types will not be considered material relationships that would impair a director’s independence:

(i)	charitable donations or pledges made by the Company or its subsidiaries to a charitable organization of which a director is, or within the last three years has been, an executive officer, director, trustee or the equivalent in an amount that, in any single fiscal year, does not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

(ii)	commercial relationships in which a director (or a member of his or her immediate family) is a director, officer, employee or significant stockholder of an entity with which the Company has ordinary course business dealings that do not, or with which the Company has a commercial banking, investment banking or insurance brokerage relationship, in each case that does not cross the bright-line tests in Sections 1(xi) and 1(xii) above and where the director (or immediate family member) is not directly responsible for or involved in the entity’s business dealings with the Company;

(iii)	membership in, or association with, the same professional association, social, educational, fraternal or religious organization, club or institution, as an executive officer or another director of the Company;

(iv)	service on the board of another company at which an executive officer or another director of the Company also serves as a board member, except as set forth in Section 1(ix) and 1(x) above; and

(v)	employment by a director at another company, or service on the board of another company by a director, where the independent auditor for such other company is also the independent auditor for the Company.

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Exhibit B

Audit Committee Charter

Philip Morris International Inc.

Membership

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Philip Morris International Inc. (the “Company”) shall consist of at least three directors all of whom the Board shall determine meet the “independence” requirements for audit committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations, subject to the transition rules of the New York Stock Exchange and the Securities and Exchange Commission (“SEC”). In addition, as determined by the Board in its business judgment, all members of the Committee shall be financially literate, at least one member shall be an “audit committee financial expert” in accordance with the rules and regulations of the SEC, and at least one member (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The Committee shall assist the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent auditors and the performance of the Company’s internal auditors and internal audit function, and (iii) the Company’s compliance with legal and regulatory requirements, and shall provide an avenue of communication among management, the independent auditors, the internal auditors, the chief compliance officer and the Board. In addition, the Committee shall prepare the audit committee report that SEC rules require to be included in the Company’s annual proxy statement.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

Independent Auditors

1.	The Committee shall have the sole authority for appointing, compensating, retaining and overseeing the work of the independent auditors of the Company (subject, if applicable, to stockholder ratification), and shall have the sole authority to approve all engagement fees and terms and all permissible non-audit services to be provided by the independent auditors. The Committee shall pre-approve each such audit and non-audit service to be provided by the Company’s independent auditors. The Committee may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting;

2.	The Committee shall review and discuss with the independent auditors their audit procedures, including the audit plan and its scope with respect to the Company’s consolidated financial statements;

3.	The Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the Board on at least an annual basis. As part of such evaluation, the Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors describing:

°	the independent auditors’ internal quality-control procedures;

°

any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

°	all relationships between the independent auditors and the Company;

•	review and evaluate the lead partner and senior members of the independent auditors;

•	assure the regular rotation of the audit partners as required by law as well as consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ performance;

4.	The Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors;

Internal Auditors

5.	The Committee shall, at least annually, evaluate the performance of the Company’s internal audit function and review and discuss with the internal auditors the internal audit plan, activities, responsibilities and staffing of the internal audit organization;

Chief Compliance Officer and Compliance Personnel

6.	The Committee shall, at least annually, evaluate the performance of the Company’s compliance function and review and discuss with the chief compliance officer, and other compliance personnel as may be appropriate, the plan, activities, responsibilities and staffing of the compliance function;

Financial Statements, Disclosure and Other Risk Management and Compliance Matters

7.	The Committee shall review and discuss with the independent auditors and with management the results of the annual audit of the Company’s consolidated financial statements prior to the filing or distribution thereof, including (i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent auditors’ opinion as to the quality thereof and any items required to be communicated to the Committee by the independent auditors in accordance with standards established and amended from time to time by the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants (“AICPA”);

8.	The Committee shall review and discuss with management and the independent auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any items required to be communicated to the Committee by the independent auditors in accordance with existing AICPA guidance;

9.

The Committee shall review and discuss with management, the independent auditors, and the internal auditors the quality and adequacy of the Company’s financial reporting processes, internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such processes, controls and procedures;

10.	The Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61;

11.	The Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Committee deems it appropriate:

•

any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the consolidated financial statements, including analyses of the effects of alternative United States GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings);

12.	The Committee shall recommend to the Board whether the Company’s consolidated financial statements should be accepted for inclusion in the Company’s annual report on Form 10-K;

13.	The Committee shall discuss, in conjunction with management, the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

14.	The Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;

15.	The Committee shall approve the Company’s Code of Conduct and review the implementation and effectiveness of the Company’s compliance program, including violations of the Code of Conduct and responses thereto and the adequacy of resources for compliance;

16.	The Committee shall review the expense reports of executive officers and directors;

17.	The Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

the Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures;

18.	The Committee shall prepare a report of the Audit Committee to stockholders to be included in the Company’s annual proxy statement as required by the SEC, and file with the New York Stock Exchange any reports that may be required with respect to the Committee;

Reporting to the Board; Evaluation of Performance; Other Activities

19.	The Committee shall report to the Board on a regular basis, and this report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the internal audit and compliance functions;

20.	The Committee shall, at least annually, (i) evaluate its own performance and report to the Board on such evaluation and (ii) review and assess the adequacy of this Charter; and

21.	The Committee shall perform any other activities consistent with the Company’s Articles of Incorporation, By-Laws and governing law as the Committee or the Board deems necessary or appropriate.

Procedures

The Committee shall meet at least four times annually or more frequently as it deems appropriate to carry out its duties. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas.

The Committee shall periodically meet separately in executive session with the independent auditors, the internal audit staff, the chief compliance officer, and management and as a Committee to discuss any matters that the Committee or persons with whom they meet believe should be discussed.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall have the sole authority to retain and terminate any independent legal, accounting or other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve fees and retention terms of any legal, accounting or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

Exhibit C

Compensation and Leadership Development Committee Charter

Philip Morris International Inc.

Membership

The Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Philip Morris International Inc. (the “Company”) shall consist entirely of directors who the Board determines (i) are “independent” in accordance with New York Stock Exchange listing standards, (ii) are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, subject to the transition rules of the New York Stock Exchange. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to discharge the Board’s responsibilities relating to executive compensation, to produce an annual compensation committee report to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission (“SEC”), and to review the succession plans for the chief executive officer and other senior executives.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•

to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, to evaluate the performance of the chief executive officer in light of these goals and objectives, and determine and approve the compensation of the chief executive officer based on this evaluation;

•

to make recommendations to the Board with respect to incentive compensation plans and equity based plans, to administer and make awards under such plans and to review the cumulative effect of its actions;

•	to review and approve compensation of all executive officers;

•	to monitor compliance by executives with the Company’s stock ownership guidelines;

•

to review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become chief executive officer, and to evaluate and approve candidates to fill other senior executive positions;

•

to review and discuss with management the Company’s disclosures to be included in the Company’s annual proxy statement and annual report on Form 10-K regarding executive compensation matters, including the Company’s disclosures under “Compensation Discussion and Analysis” (“CD&A”) and narrative descriptions of the Committee’s procedures for determining executive compensation;

•	to recommend to the Board whether the Company’s CD&A should be accepted for inclusion in the Company’s annual proxy statement and annual report on Form 10-K;

•	to prepare a report of the Compensation and Leadership Development Committee to stockholders to be included in the Company’s annual proxy statement as required by the SEC;

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•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•

to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval, including changes concerning the structure and operations of the Committee; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any compensation consultants, legal counsel and any other advisors to the Committee as the Committee may deem appropriate including sole authority to approve the fees and other retention terms of any consultants, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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Exhibit D

Finance Committee Charter

Philip Morris International Inc.

Membership

The Finance Committee (the “Committee”) of the Board of Directors (“the Board”) of Philip Morris International Inc. (“the Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of this Committee shall be to monitor the financial condition of the Company, oversee the sources and uses of cash flow, capital structure and resulting financial needs, and advise the Board with respect to dividend policy, share repurchase programs and other financial matters.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have sole authority to retain and terminate legal counsel and other experts and consultants to the Committee as the Committee may deem appropriate, including sole authority to approve fees and terms of any counsel or other experts and consultants that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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Exhibit E

Nominating and Corporate Governance Committee Charter

Philip Morris International Inc.

Membership

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Philip Morris International Inc. (the “Company”) shall consist of at least three directors, all of whom the Board shall determine are “independent” in accordance with New York Stock Exchange listing standards, subject to the transition rules of the New York Stock Exchange. Based on the recommendation of the Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board and to recommend a slate of nominees for election at each annual meeting of stockholders; to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees; to advise the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles; and to oversee the self-evaluation process for the Board and its committees.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•

to review the qualifications of candidates for director identified by the Committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Committee and approved by the Board;

•	to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

•	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

•	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

•	to make recommendations to the Board as to determinations of director independence;

•	to recommend to the Board retirement policies for directors;

•	to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

•	to recommend to the Board directors to serve as members of and to chair each committee of the Board;

•

to develop guidelines and recommend to the Board a set of corporate governance guidelines and to review and recommend changes to those guidelines used in Annex A of the Corporate Governance Guidelines, as necessary;

•	to advise and make recommendations to the Board on corporate governance matters, to the extent these matters are not the responsibility of other committees of the Board;

•

to develop and recommend to the Board and oversee an annual self-evaluation process for the Board and the Audit, Compensation and Leadership Development and Nominating and Corporate Governance Committees and other Committees of the Board;

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•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, legal counsel and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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Exhibit F

Product Innovation and Regulatory Affairs Committee Charter

Philip Morris International Inc.

Membership

The Product Innovation and Regulatory Affairs Committee (the “Committee”) of the Board of Directors (the “Board”) of Philip Morris International Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose

The purpose of the Committee is to monitor and review the development of new product strategies, key legislative, regulatory and public policy issues and trends affecting the Company and progress on societal alignment issues.

In furtherance of this purpose, the Committee will review the Company’s strategies to:

•	carry out internal research and support and understand the body of scientific research relevant to the Company’s present and future products and their effects;

•	develop innovative and next generation products (i.e., those with the potential to reduce risk); and

•	anticipate, respond to, and challenge where appropriate, regulatory and fiscal proposals, and comply fully with regulatory requirements and fiscal regulations.

Procedures

The Committee shall meet as often as it deems appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any advisors to the Committee as the Committee may deem appropriate, including sole authority to approve related fees and terms of any advisors to the Committee that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

F-1

Exhibit G

Policy On

Related Person Transactions

Philip Morris International Inc.

1.	Introduction

This Policy regarding Related Person Transactions has been adopted by the Board of Directors of Philip Morris International Inc. and its subsidiaries (the “Company”). This policy is intended to provide guidance to the executive officers and directors of the Company to help them recognize and deal with actual or apparent conflicts of interests. Conflicts may arise when an executive officer or director, or a member or the officer of director’s immediate family, has or could have a direct or indirect material interest in a transaction with the Company in which such person participates. The policy also sets forth the guidelines under which certain transactions must be reviewed and approved or ratified by a committee comprised of independent members of the Board of Directors and the disclosure requirements for these transactions.

2.	Definitions

For the purposes of this Policy, the following definitions apply:

(a)	“Related Person” means any:

(i)	director or executive officer of the Company;

(ii)	nominee for director;

(iii)	immediate family member(s) of directors, executive officers, or nominees for director; or

(iv)	a beneficial owner (other than a financial or investment institution) of more than 5% of the Company’s voting securities.

(b)	“Related Person Transaction” means a transaction in which the Company was, or is proposed to be a participant and in which a Related Person has, had or may have a direct or indirect material interest.

(c)	“Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of any director, nominee for director or executive officer of the company.

(d)	“Transaction” means any financial contract, arrangement or relationship, (including any indebtedness or guarantee of indebtedness) or any series of similar contracts, arrangements or relationships.

(e)	“Transaction in the Ordinary Course” means any Transaction in the ordinary course of the Company’s business on terms comparable to those provided to unrelated third parties.

3.	Reporting Related Person Transactions

Each director, director nominee and executive officer shall promptly notify the Corporate Secretary in writing of any interest that such person or an immediate family member of such person had, has or may have, in a potential Related Person Transaction. Any such notice shall include (i) the person’s interest in the Transaction; (ii) whether the Company is a party to the Transaction, and if not, the nature of the Company’s participation in the Transaction; (iii) the parties to the Transaction; (iv) the purpose and timing of the Transaction; and (v) the approximate dollar value of both the Transaction and the Related Person’s interest in the Transaction.

4.	Determination

(a)	The Corporate Secretary, in consultation with outside counsel, to the extent appropriate, shall determine whether a potential Transaction with a Related Person constitutes a “Related Person Transaction” requiring review under this Policy (including whether the Company or the Related Person has a material interest, based on review of all facts and circumstances). The Transactions set forth in Section 4(c) below have been determined not to be Related Person Transactions, and, therefore, such Transactions are not subject to this Policy.

(b)	If the Corporate Secretary determines that (i) the proposed Transaction constitutes a Related Person Transaction or (ii) it would be beneficial to further review the Transaction under this Policy, then, in either case, the Transaction will be referred to the chief executive officer (“CEO”) or the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors for consideration as provided under Section 5 of this Policy.

(c)	The following types of transactions are deemed not to create a direct or indirect material interest for the Related Person and therefore will not be reviewed by the Committee nor require approval or ratification:

(i)	Transactions not in the Ordinary Course, involving amounts that do not exceed $10,000 when aggregated with all similar Transactions, with the same Related Person;

(ii)	Transactions in the Ordinary Course, involving amounts that do not exceed $120,000;

(iii)	Transactions where the Related Person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the Transaction;

(iv)	Transactions where the Related Person’s interest in the transaction derives solely from his or her direct or indirect ownership in another person (other than a general partnership) which is a party to the Transaction, which ownership interest (when aggregated with the ownership interests of all other Related Persons described in 2(a) (i)-(iii) above) is less than a ten percent equity interest in such other person;

(v)	Executive officer compensation arrangements approved by the Company’s Compensation and Leadership Development Committee;

(vi)	Director compensation arrangements approved by the Committee; and

(vii)	Transactions available to all employees generally.

5.	Review, Approval or Ratification

(a)	Proposed Related Person Transactions involving executive officers (and/or their Immediate Family Members) other than the CEO or the Corporate Secretary will be referred to the CEO and the Corporate Secretary for approval or ratification, as applicable. Proposed Related Person Transactions involving the Corporate Secretary (and/or the Corporate Secretary’s Immediate Family Members) will be referred to the CEO for approval. Proposed Related Person Transactions involving 5% stockholders, directors, director nominees or the CEO (and/or their Immediate Family Members) will be referred to the Committee for approval. Those reviewing proposed Related Person Transactions shall be provided with full details of the proposed Related Person Transaction. All determinations by the CEO and the Corporate Secretary under this Policy shall be reported to the Committee at its next regularly scheduled meeting.

(b)	When evaluating a proposed Related Person Transaction, the CEO, the Corporate Secretary or the Committee shall consider all relevant facts and circumstances, including (if applicable) without limitation:

•	the commercial reasonableness of the terms of the proposed Transaction;

•	the benefit to the Company;

•	the availability and/or opportunity costs of alternate Transactions;

•	the materiality and character of the Company’s and the Related Person’s direct or indirect interest;

•

whether the Transaction would, or would be perceived to, present an improper conflict of interest for the Related Person, taking into account: (i) the size of the Transaction; (ii) the overall financial position of the Related Person; (iii) the direct or indirect nature of the Related Person’s interest in the Transaction; (iv) whether the Transaction is of an ongoing nature; and (v) any other relevant factors; and

•	if the Related Person is a director (or an Immediate Family Member of a director), the impact on the director’s independence as relevant.

The reviewer will not approve or ratify a Related Person Transaction unless it shall have determined that, upon consideration of all relevant information, the Transaction is not opposed to the best interests of the Company. If, after the review described above, the reviewer determines not to approve or ratify a Related Person Transaction (whether such Transaction is being reviewed for the first time or has previously been approved and is being reviewed again), the Transaction will not be entered into or continued, as the reviewer shall direct.

(c)	If a proposed Related Person Transaction involves a Related Person who is a director or an Immediate Family Member of a director, such director shall abstain from voting regarding the Transaction, but may participate, to the extent requested by the Committee Chair, in the Committee’s discussions regarding such Transaction.

(d)	If it is impractical to convene a meeting of the Committee prior to consummation of a proposed Related Person Transaction for which Committee review is required under Section 5(a) of this Policy, the Committee Chair may review and approve or ratify such Transaction in accordance with the criteria set forth herein. Any such action shall be reported to the Committee at its next meeting.

6.	Transactions Not Previously Approved

If the Company becomes aware of a Related Person Transaction that has not been approved under this Policy, the Related Person Transaction shall be reviewed under this Policy. A Related Person Transaction entered into without approval under this Policy shall not be deemed to violate this Policy, or to be invalid or unenforceable, so long as the Transaction is reviewed in accordance with this Policy as soon as reasonably practical after the Company becomes aware of the Transaction. When reviewing a Related Person Transaction that has not been approved under this Policy, the reviewer shall consider all the relevant facts and circumstances respecting the Transaction, and shall evaluate all options available to the Company, including ratification, revision or termination of such Transaction, and shall take such course of action as the reviewer deems appropriate under the circumstances.

7.	Coordination

In connection with administering this Policy, management and the Committee shall coordinate with such other committees of the Board of Directors as may be advisable (e.g., to ensure appropriate consideration of accounting or financial reporting implications).

8.	Disclosure

All Related Person Transactions shall be disclosed in the Company’s applicable filings to the extent required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules.

9.	Questions

Any questions regarding the interpretation or application of this Policy shall be directed to the Corporate Secretary.

Exhibit H

Philip Morris International Inc.

2008 Performance Incentive Plan

Section 1. Purpose; Definitions.

The purpose of the Plan is to support the Company’s ongoing efforts to develop and retain world-class leaders and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in stockholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Award” means the grant under the Plan of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Other Stock-Based Awards.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(d)	“Commission” means the Securities and Exchange Commission or any successor agency.

(e)	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(f)	“Common Stock” or “Stock” means the Common Stock of the Company.

(g)	“Company” means Philip Morris International Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(h)	“Deferred Stock Unit” means an Award described in Section 5(a)(v).

(i)	“Economic Value Added” means net after-tax operating profit less the cost of capital.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(k)	“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

(l)	“Incentive Award” means an Award made pursuant to Section 5(a)(vi).

(m)	“Incentive Stock Option” means any Stock Option that complies with Section 422 (or any amended or successor provision) of the Code.

(n)	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o)	“Other Stock-Based Award” means an Award made pursuant to Section 5(a)(iii).

(p)	“Participant” means any eligible individual as set forth in Section 3 to whom an Award is granted.

(q)	“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(r)	“Performance Goals” mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, adjusted net income, cash flow, return on equity, return on capital, or Economic Value Added.

(s)	“Plan” means this 2008 Performance Incentive Plan, as amended from time to time.

(t)	“Restricted Period” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

(u)	“Restricted Stock” means an Award of shares of Common Stock pursuant to Section 5(a)(iv).

(v)	“Restricted Stock Unit” means an Award described in Section 5(a)(v).

(w)	“Spread Value” means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

(x)	“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 5(a)(ii).

(y)	“Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 5(a)(i).

In addition, the terms “Affiliated Group,” “Business Combination,” “Change in Control,” “Change in Control Price,” “Incumbent Board,” “Outstanding Company Stock,” “Outstanding Company Voting Securities” and “Person” have the meanings set forth in Section 6.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not subject to either Section 16 of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.

Any determination made by the Committee or by one or more officers pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Section 3. Eligibility.

Salaried employees of the Company, its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates, are eligible to be granted Awards under the Plan. Furthermore, employees and former employees of Altria Group, Inc. and its subsidiaries, employees and former employees of Kraft Foods Inc. and its subsidiaries, and employees and former employees of SABMiller plc and its subsidiaries shall be eligible to be granted Awards under the Plan in connection with an event in which the Company ceases to be a subsidiary of Altria Group, Inc.

Section 4. Common Stock Subject to the Plan.

(a)	Common Stock Available. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 70,000,000. To the extent any Award under this Plan is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award that were not so paid, if any, shall again be available for distribution in connection with Awards under the Plan. If an SAR or similar Award based on Spread Value with respect to shares of Common Stock is exercised, only the number of shares of Common Stock issued, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall be available for distribution in connection with Awards under the Plan.

(b)	Adjustments for Certain Corporate Transactions.

(i)	In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock or any event as a result of which the Company ceases to be a subsidiary of Altria Group, Inc., in any case after adoption of the Plan by the Board, the Committee is authorized to make such adjustments or substitutions with respect to the Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award limits set forth in Section 5, (C) to the Performance Goals or Performance Cycles of any outstanding Performance-Based Awards, and (D) to the number and kind of securities subject to outstanding Awards and, if applicable, the grant or exercise price or Spread Value of outstanding Awards. In addition, the Committee may make an Award in substitution for incentive awards, stock awards, stock options or similar awards held by an individual who is, previously was, or becomes an employee of the Company, a subsidiary or an affiliate in connection with a transaction described in this Section 4(b)(i). Notwithstanding any provision of the Plan (other than the limitation set forth in Section 4(a)), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

(ii)

In connection with any of the events described in Section 4(b)(i), the Committee shall also have authority with respect to the Plan and to Awards granted thereunder (A) to grant Awards (including Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards) with a grant price that is less than Fair Market Value on the date of grant in order to preserve existing gain under any similar type of award previously granted by the Company or another entity to the extent that the existing gain would otherwise be diminished without payment of adequate compensation to the holder of the award for such diminution, and (B) except as may otherwise be required under an applicable Award agreement, to cancel or adjust the terms of an outstanding Award as appropriate to reflect the substitution for the outstanding Award of an award of equivalent value granted by another entity. In connection with a spin-off or similar corporate transaction, the adjustments described in this Section 4(b) may include, but are not limited to, (C) the imposition of restrictions on any distribution with respect to Restricted Stock or similar Awards and (D) the substitution of comparable Stock Options to purchase the stock of another entity or Stock Appreciation Rights, Restricted Stock Units, Deferred Stock Units or Other Stock-Based Awards denominated in the securities of another entity, which may be settled in the form of cash, Common Stock, stock of such other entity, or other securities or property, as determined by the Committee; and, in the event of such a substitution, references in this Plan and in the applicable Award agreements thereunder to “Common Stock” or “Stock” shall be deemed (except for purposes of Section 6(b) hereunder and for any similar provisions of applicable Award agreements) to also refer to the securities of the other entity where appropriate.

(iii)	In connection with any of the events described in Section 4(b)(i), with respect to the Plan and to Awards granted thereunder, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards.

(iv)	In the event of any conflict between this Section 4(b) and other provisions of the Plan, the provisions of this section shall control. Receipt of an Award under the Plan shall constitute an acknowledgement by the Participant receiving such Award of the ability of the issuer to adjust any award for which an Award under the Plan is substituted.

Section 5. Awards.

(a)	General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

(i)	Stock Options. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under a Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the purchase price). Unless otherwise determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Participant valued at Fair Market Value.

(ii)	Stock Appreciation Rights. An SAR represents the right to receive a payment, in cash, shares of Common Stock, or both (as determined by the Committee), with a value equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement and shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise.

(iii)

Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Deferred Stock Units, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The grant, purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iii) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of an Other Stock-Based Award is based on the Spread Value, the grant price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

(iv)	Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a Participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock all the rights of a holder of Common Stock during the Restricted Period.

(v)	Restricted Stock Units and Deferred Stock Units. Restricted Stock Units and Deferred Stock Units represent the right to receive shares of Common Stock, cash, or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock Units and Deferred Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock Units and Deferred Stock Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Stock Units or Deferred Stock Units.

(vi)	Incentive Awards. Incentive Awards are performance-based Awards that are expressed in U.S. or any other jurisdiction’s currency or Common Stock or any combination thereof.

(b)	Maximum Awards. Subject to the exercise of the Committee’s authority pursuant to Section 4:

(i)	The total number of shares of Common Stock subject to Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards with values based on Spread Values awarded during any Plan year to any Participant shall not exceed 3,000,000.

(ii)	The total amount of any Incentive Award awarded to any Participant with respect to any Performance Cycle, taking into account the cash and the Fair Market Value of any Common Stock payable with respect to such Award, shall not exceed $12,000,000. For purposes of applying the dollar limit of this clause (ii), any Incentive Award denominated in currency other than U.S. currency shall be converted into U.S. currency in such reasonable manner as may be specified by the Committee or its delegate.

(iii)	An amount not in excess of 1,000,000 shares of Common Stock may be issued or issuable to any Participant in a Plan Year pursuant to Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

(c)	Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

Section 6. Change in Control Provisions.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)	All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

(ii)	The restrictions and other conditions applicable to any Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

(iii)	The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the “Change in Control Price,” as defined in Section 6(c), as of the date such Change in Control occurs, provided, however, that any Restricted Stock Units, Deferred Stock Units, or similar Other Stock-Based Awards that are subject to Section 409A of the Code shall be paid in a manner that complies with Section 409A as provided in the relevant Award agreement.

(iv)	Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each Participant who has been awarded an Incentive Award for the Performance Cycle in which the Change in Control occurs shall be deemed to have earned a pro rata Incentive Award equal to the product of (A) such Participant’s target award opportunity for such Performance Cycle, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

(b)	Definition of Change in Control. A “Change in Control” means the happening of any of the following events.

(i)	Consummation of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or any corporation or other entity controlled by the Company (“the Affiliated Group”), (2) any acquisition by a member of the Affiliated Group, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

(ii)	Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(iv)	Consummation of a (A) complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(c)	Definition of Change in Control Price. Unless the Committee determines otherwise, “Change in Control Price” means the value of the consideration paid to holders of shares of Common Stock for such Common Stock in connection with a Change in Control transaction (or, if no consideration is paid in connection with a Change in Control transaction, the Fair Market Value of a share of Common Stock immediately prior to a Change in Control), except that, in the case of Stock Options, Stock Appreciation Rights, and similar Other Stock-Based Awards, such price shall be based only on transactions reported for the date on which such Awards are cashed out.

Section 7. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would (i) decrease the grant or exercise price of any Stock Option, SAR or Other Stock-Based Award to less than the Fair Market Value on the date of grant, or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to Participants subject to the laws of such foreign country, the Committee may not, without stockholder approval, cancel any Stock Option and substitute therefor a new Stock Option with a lower grant price. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent. Notwithstanding anything in this Plan to the contrary, the Plan shall be construed to reflect the intent of the Company that all Awards under the Plan and any elections to defer, distributions, and other aspects of the Plan shall, to the extent subject to Section 409A of the Code, comply with Section 409A and any regulations and other guidance thereunder.

Section 8. Payments and Payment Deferrals.

Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards, under such rules and procedures as it may establish, provided, however, that any Stock Options, Stock Appreciation Rights, and similar Other Stock-Based Awards that is not subject to Section 409A of the Code but would be subject to Section 409A if a deferral were permitted, shall not be subject to any deferral. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents. Any deferral and related terms and conditions shall comply with Section 409A of the Code and any regulations and other guidance thereunder.

Section 9. Dividends and Dividend Equivalents.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

Section 10. Transferability.

Except as provided in the applicable Award agreement or otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 11. Award Agreements.

Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the Participant’s employment terminates. The Committee may amend an Award agreement, provided that, except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no such amendment may materially and adversely affect an Award without the Participant’s consent.

Section 12. Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13. General Provisions.

(a)	The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for their respective employees.

(c)	Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment nor shall they interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

(d)	No later than the date as of which an amount first becomes includable in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount.

Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)	The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(f)	If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(g)	All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h)	The Plan shall be effective on January 29, 2008. Except as otherwise provided by the Board, no Awards shall be made after January 29, 2013, provided that any Awards granted prior to that date may extend beyond it.

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 5, 2009

AND PROXY STATEMENT

	000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE		000000000.000000 ext 000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Proxies submitted by Internet or telephone must be received by 11:59 p.m., EDT, on May 4, 2009.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Vote by Internet • Go to the following web site www.investorvote.com/pm • Enter the information requested on your computer screen and follow the simple instructions.

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the U.S. or Canada any time by using a touch tone telephone. There is NO CHARGE to you for the call.

•     Outside the U.S. or Canada, call collect 1-781-575-2300.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.   ▼

This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR the Election of Directors, FOR the Ratification of the Selection of Independent Auditors and FOR Proposal 3 below.

The Board of Directors recommends a vote FOR:												+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Harold Brown	☐	☐	☐	04 - J. Dudley Fishburn	☐	☐	☐	07 - Lucio A. Noto	☐	☐	☐

02 - Mathis Cabiallavetta	☐	☐	☐	05 - Graham Mackay	☐	☐	☐	08 - Carlos Slim Helú	☐	☐	☐

03 - Louis C. Camilleri	☐	☐	☐	06 - Sergio Marchionne	☐	☐	☐	09 - Stephen M. Wolf	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the Selection of Independent Auditors	☐	☐	☐

		For	Against	Abstain

3.	Approval of Eligibility, Business Criteria for Awards and Award Limits Under the PMI 2008 Performance Incentive Plan	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PHILIP MORRIS INTERNATIONAL INC. 2009 ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 5, 2009 9:00 A.M., EDT Empire State Ballroom Grand Hyatt New York 109 East 42nd Street New York, NY 10017	DIRECTIONS You may request directions by calling 1-866-713-8075.

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to question 4.

It is important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card OR vote your shares over the Internet or by telephone in accordance with the instructions provided on the reverse side.

Sign Up Today For Electronic Delivery

If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare.com/pmi.

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. ‚

Philip Morris International Inc.

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting - May 5, 2009

Louis C. Camilleri and Charles R. Wall, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Philip Morris International Inc. (the “Company”) at the Annual Meeting of Stockholders to be held at the Grand Hyatt New York, Empire State Ballroom, May 5, 2009, at 9:00 a.m. EDT, and at all adjournments thereof.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by April 30, 2009, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR the Election of Directors, FOR the Ratification of the Selection of Independent Auditors and FOR Proposal 3 below.

The Board of Directors recommends a vote FOR:												+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Harold Brown	☐	☐	☐	04 - J. Dudley Fishburn	☐	☐	☐	07 - Lucio A. Noto	☐	☐	☐

02 - Mathis Cabiallavetta	☐	☐	☐	05 - Graham Mackay	☐	☐	☐	08 - Carlos Slim Helú	☐	☐	☐

03 - Louis C. Camilleri	☐	☐	☐	06 - Sergio Marchionne	☐	☐	☐	09 - Stephen M. Wolf	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the Selection of Independent Auditors	☐	☐	☐

		For	Against	Abstain

3.	Approval of Eligibility, Business Criteria for Awards and Award Limits Under the PMI 2008 Performance Incentive Plan	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

‚ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Philip Morris International Inc.

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting - May 5, 2009

Louis C. Camilleri and Charles R. Wall, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Philip Morris International Inc. (the “Company”) at the Annual Meeting of Stockholders to be held at the Grand Hyatt New York, Empire State Ballroom, May 5, 2009, at 9:00 a.m. EDT, and at all adjournments thereof.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by April 30, 2009, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

THANK YOU FOR VOTING